Exhibit 2.1

                                                                Execution Copy


                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


               GSI LUMONICS INC., MOTION ACQUISITION CORPORATION

                                      AND

                             MICROE SYSTEMS CORP.







                          Dated as of April 12, 2004


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                                          TABLE OF CONTENTS

                                                                                                  Page

                                        ARTICLE I THE MERGER

Section 1.1       The Merger........................................................................2

Section 1.2       The Closing.......................................................................2

Section 1.3       Actions at the Closing............................................................2

Section 1.4       Additional Action.................................................................3

Section 1.5       Conversion of Shares..............................................................3

Section 1.6       Exchange of Company Stock.........................................................5

Section 1.7       Dissenting Shares.................................................................6

Section 1.8       Escrow............................................................................7

Section 1.9       Options...........................................................................8

Section 1.10      Organizational Documents..........................................................9

Section 1.11      Directors and Officers............................................................9

Section 1.12      No Further Rights.................................................................9

Section 1.13      No Liability.....................................................................10

Section 1.14      Lost, Stolen or Destroyed Certificates...........................................10

Section 1.15      Closing of Transfer Books........................................................10

                      ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1       Organization, Qualification and Corporate Power..................................11

Section 2.2       Capitalization...................................................................11

Section 2.3       Authority........................................................................13

Section 2.4       Vote Required....................................................................14

Section 2.5       Noncontravention.................................................................14

Section 2.6       Company Subsidiaries.............................................................15

Section 2.7       Financial Statements.............................................................16

Section 2.8       No Undisclosed Liabilities.......................................................16

Section 2.9       Tax Matters......................................................................17

Section 2.10      Properties and Assets............................................................19

Section 2.11      Owned Real Property..............................................................20

Section 2.12      Intellectual Property............................................................21

Section 2.13      Inventory........................................................................23

Section 2.14      Real Property Leases.............................................................23

Section 2.15      Contracts........................................................................24

Section 2.16      Bank Accounts and Powers of Attorney.............................................27

Section 2.17      Insurance........................................................................28

Section 2.18      Litigation.......................................................................28

Section 2.19      Employees........................................................................28

Section 2.20      Employee Benefits................................................................29

Section 2.21      Environmental Matters............................................................32

Section 2.22      Compliance.......................................................................34

Section 2.23      Permits..........................................................................35

Section 2.24      Certain Business Relationships...................................................35

Section 2.25      Broker's Fees....................................................................35

Section 2.26      Books and Records................................................................35

Section 2.27      Company Action...................................................................36

Section 2.28      Information in Disclosure Documents..............................................36

Section 2.29      Absence of Certain Changes.......................................................36

Section 2.30      Certain Business Practices.......................................................38

Section 2.31      Termination of Existing Agreements with Holders of Company Stock.................39

Section 2.32      Disclosure.......................................................................39

       ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE TRANSITORY SUBSIDIARY

Section 3.1       Organization.....................................................................40

Section 3.2       Authority........................................................................40

Section 3.3       Noncontravention.................................................................40

Section 3.4       Broker's Fees....................................................................41

Section 3.5       Available Funds..................................................................41

Section 3.6       Information in Disclosure Documents..............................................41

                                        ARTICLE IV COVENANTS

Section 4.1       Interim Operations of the Company................................................42

Section 4.2       Reasonable Best Efforts..........................................................45

Section 4.3       Stockholder Approval.............................................................46

Section 4.4       Access; Information..............................................................48

Section 4.5       Notification of Certain Matters..................................................49

Section 4.6       No Other Negotiations............................................................49

Section 4.7       Directors' and Officers' Insurance and Indemnification...........................51

Section 4.8       Company Debt.....................................................................52

Section 4.9       Certain Actions..................................................................52

Section 4.10      Certain Tax Matters..............................................................52

Section 4.11      Individual Promissory Notes......................................................53

Section 4.12      Warranty Recovery................................................................53

Section 4.13      Mercury Scrap Recovery...........................................................54

                           ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER

Section 5.1       Conditions to Each Party's Obligation............................................55

Section 5.2       Conditions to Obligations of the Parent and the Transitory Subsidiary............56

Section 5.3       Conditions to Obligations of the Company.........................................57

Section 5.4       Taxes Relating to the Transactions Contemplated by this Agreement................58

                                     ARTICLE VI INDEMNIFICATION

Section 6.1       Indemnification..................................................................58

Section 6.2       Method of Asserting Claims.......................................................60

Section 6.3       Survival.........................................................................62

Section 6.4       Limitations......................................................................62

Section 6.5       The Representative...............................................................62

                                       ARTICLE VII TERMINATION

Section 7.1       Termination of Agreement.........................................................64

Section 7.2       Effect of Termination............................................................66

Section 7.3       Option to Elect Certain Remedies.................................................66

                                      ARTICLE VIII DEFINITIONS

Section 8.1       Index to Defined Terms...........................................................66

                                      ARTICLE IX MISCELLANEOUS

Section 9.1       Further Assurances...............................................................69

Section 9.2       Press Releases and Announcements.................................................69

Section 9.3       No Third Party Beneficiaries.....................................................70

Section 9.4       Entire Agreement.................................................................70

Section 9.5       Succession and Assignment........................................................70

Section 9.6       Counterparts.....................................................................70

Section 9.7       Interpretation...................................................................70

Section 9.8       Notices..........................................................................72

Section 9.9       Governing Law....................................................................73

Section 9.10      Amendments and Waivers...........................................................73

Section 9.11      Severability.....................................................................73

Section 9.12      Expenses.........................................................................73

Section 9.13      Incorporation of Exhibits and Schedules..........................................74

Section 9.14      Time of Essence..................................................................74

Section 9.15      Enforcement......................................................................74

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                         AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger entered into as of April 12, 2004 by and among GSI Lumonics Inc., a New Brunswick corporation (the "Parent"), Motion Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Parent (the "Transitory Subsidiary"), and MicroE Systems Corp., a Delaware corporation (the "Company"). The Parent, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

         WHEREAS, the respective Board of Directors of the Parent, Transitory Subsidiary and the Company have each determined that it is advisable and in the best interests of their respective stockholders that the Parent acquire the Company upon the terms and subject to the conditions set forth in this Agreement, and in furtherance of such acquisition, such Boards of Directors have approved the merger of Transitory Subsidiary with and into the Company (the "Merger") in accordance with the terms of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Parent's willingness to enter into this Agreement, certain holders of shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), are entering into an agreement with the Parent in the form attached hereto as Exhibit A (the "Voting Agreement") to vote such shares according to the terms set forth in the Voting Agreement; and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Parent's willingness to enter into this Agreement, certain key executives of the Company are entering into employment agreements with the Company in the form attached hereto as Exhibit B.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.


                                  ARTICLE I

                                  THE MERGER

         Section 1.1 The Merger. At the Effective Time (as defined below), upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company in accordance with the provisions of this Agreement and the applicable provision of the DGCL, and thereupon the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue its corporate existence under the DGCL under the name MicroE Systems Corp. as the surviving corporation in the Merger and a wholly owned subsidiary of the Parent (the "Surviving Corporation"). On the Closing Date (as defined below) the parties hereto shall file a Certificate of Merger substantially in the form attached hereto as Exhibit C (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The parties hereto shall make all other filings, recordings or publications required by the DGCL in connection with the Merger. The date and time at which the Merger becomes effective, as set forth in the Certificate of Merger, which specified time shall be a time on the Closing Date, is referred to herein as the "Effective Time." At the Effective Time, the Merger shall have the effect provided for in Section 259 of the DGCL.

         Section 1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts commencing at 10:00 a.m. local time on the date specified by the Parties, which date shall be no later than the third business day after the date on which all of the conditions set forth in Article V have been satisfied or waived as provided in Article V (other than those conditions that by their terms are to be satisfied or waived at the Closing), or at such other place and time as may be agreed upon in writing by the Parties. The date on which the closing occurs is referred to herein as the "Closing Date."

         Section 1.3 Actions at the Closing. At the Closing: (a) the Company shall deliver to the Parent and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2; (b) the Parent and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3; (c) the Company shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware; and (d) the Parent, the Representative (as defined below) and Wachovia Bank, National Association, as Escrow Agent (the "Escrow Agent"), shall execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit D (the "Escrow Agreement"), and the Parent shall deposit with the Escrow Agent the amount of cash specified in
Section 1.8.

         Section 1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary in order to consummate the transactions contemplated by this Agreement.

         Section 1.5 Conversion of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with the Certificate of Merger, by virtue of the Merger and without any action on the part of any Party or the holder of any securities of the Company or the Transitory Subsidiary, the following shall occur:

               (a) Definitions. The following terms shall have the following definitions.

                  (i) "Closing Consideration" means the difference between (A) the sum, without duplication, of (1) fifty five million dollars ($55,000,000),
(2) the aggregate amount of cash of the Company as of the Closing Date (determined by the balance of the cash account of the Company as of the Closing Date according to the Company's books and records), (3) the aggregate cash payments received by the Company prior to the Closing Date in connection with the exercise of Options (as defined below) in accordance with Section 1.9(b) (which cash payments shall include the Individual Promissory Notes (as defined below), provided that the full amount of any such Individual Promissory Note is set off against the portion of the Merger Consideration (as defined below) to which the debtor thereof is entitled in the Merger), and (4) the aggregate exercise prices of all Options, or any portion thereof, outstanding immediately prior to the Effective Time (excluding any Options exercised in accordance with Section 1.9(b)), in the case of the preceding subsections (3) and (4), net of any Taxes (as defined below) incurred by the Company, the Parent or the Transitory Subsidiary attributable to or arising in connection with the exercise or conversion of such Options pursuant to Section 1.9(a) or 1.9(b), as applicable, and (B) the sum of (1) the aggregate amount of Company Fees (as defined below) that are unpaid as of the Closing Date (as certified by the Company's Chief Executive Officer in the certificate delivered pursuant to Section 1.5(d)), (2) the aggregate amount of Company Debt (as defined below) as of the Closing Date (as certified by the Company's Chief Executive Officer in the certificate delivered pursuant to Section 1.5(d)) and (3) the aggregate amount of the Pre-Closing Tax Amount (as defined below).

                  (ii) "Merger Consideration" means the aggregate amount of the Per Share Cash Consideration (as defined below) to be exchanged for all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.5(c) and the Dissenting Shares (as defined below).

                  (iii) "Per Share Cash Consideration" means in cash, without interest, the quotient obtained by dividing (A) the Closing Consideration by
(B) the sum of (1) the number of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares of Company Common Stock issued in connection with the exercise of Options in accordance with Section 1.9(b)) and (2) the number of all shares of Company Common Stock issuable upon exercise of all Options outstanding immediately prior to the Effective Time (excluding any Options exercised in accordance with Section 1.9(b)).

               (b) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.5(c) and the Dissenting Shares, will be canceled and extinguished and automatically converted into the right to receive the Per Share Cash Consideration upon surrender of the certificate representing such share of Company Common Stock (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and indemnity in the manner provided in Section 1.14).

               (c) Cancellation of Treasury and Parent Owned Stock. Each share of Company Common Stock held by the Company or the Parent or any direct or indirect wholly owned Subsidiary (as defined below) of the Company or of the Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (d) Company Closing Certificate. At the Closing, the Company shall deliver to the Parent a certificate, in form and substance satisfactory to the Parent and signed by the Company's Chief Executive Officer, certifying
(i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time; (ii) by reference to a schedule to such certificate, a list of all the holders of shares of Company Common Stock as such names appear on the stock transfer books of the Company and the number of shares of Company Common Stock held by each such holder, in each case, immediately prior to the Effective Time; (iii) the number of shares of Company Common Stock which underlie Options outstanding immediately prior to the Effective Time; (iv) by reference to a schedule to such certificate, a list of all the holders of Options outstanding immediately prior to the Effective Time, the number of Options held by each such holder, the exercise price for each Option and the aggregate exercise price for the Options; (v) the aggregate amount of Company Debt as of the Closing Date; (vi) the aggregate amount of Company Fees incurred by the Company up to and including the Closing Date and the amount thereof that is unpaid as of the Closing Date; and (vii) the aggregate amount of cash of the Company as of the Closing Date (determined by the balance of the cash account of the Company as of the Closing Date according to the Company's books and records).

               (e) Maximum Merger Consideration. Notwithstanding any provision of this Agreement to the contrary, in no event shall the Parent, the Transitory Subsidiary or the Surviving Corporation be required to pay to any holder of any securities of the Company, including Options, any amount pursuant to the Merger to the extent that the product of (i) the Per Share Cash Consideration and (ii) the sum of (A) the number of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares of Company Common Stock issued in connection with the exercise of Options in accordance with Section 1.9(b)) and (B) the number of all shares of Company Common Stock issuable upon exercise of all Options outstanding immediately prior to the Effective Time (prior to their cancellation in accordance with Section 1.9(a)) (excluding any Options exercised in accordance with Section 1.9(b)), exceeds the Closing Consideration.

         Section 1.6 Exchange of Company Stock.

               (a) Exchange Agent. The Parent shall appoint its transfer agent or another nationally recognized exchange agent to act as the exchange agent (the "Exchange Agent") in the Merger.

               (b) Parent to Provide Cash. On or prior to the Effective Time, the Parent shall enter into an agreement with the Exchange Agent, which shall provide that on the Closing Date, the Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Merger Consideration payable pursuant to Section 1.5 in exchange for outstanding shares of Company Common Stock, less the amount of cash deposited by the Parent with the Escrow Agent pursuant to Section 1.8. The cash deposited with the Exchange Agent is referred to herein as the "Exchange Fund."

               (c) Exchange Procedures. As soon as practicable, but in any event no later than five (5) business days after the Closing Date, the Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive the Per Share Cash Consideration pursuant to Section 1.5: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates (including a means of hand-delivery) in exchange for the Per Share Cash Consideration. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of record of such Certificates shall be entitled to receive in exchange therefor the Per Share Cash Consideration in respect of each share of Company Common Stock represented thereby, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the Per Share Cash Consideration into which such shares of Company Common Stock shall have been so converted. Notwithstanding the foregoing, the amount of Merger Consideration payable from the Exchange Fund to each person that as of immediately prior to the Effective Time was a holder of Company Common Stock, and to which each such person shall be entitled upon surrender of such person's Certificate(s), shall be reduced by such person's Pro Rata Portion (as defined below).

               (d) Required Withholding. Each of the Exchange Agent, the Company, the Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign Tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the person to whom such consideration would otherwise have been paid.

               (e) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Parent on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to stockholders of the Company pursuant to this Article I. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to stockholders of the Company pursuant to this Article I shall promptly be paid to the Parent.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates six (6) months after the Effective Time shall, at the request of the Parent, be delivered to the Parent or otherwise according to the instruction of the Parent, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 1.6 shall after such delivery to the Parent look only to the Parent and the Surviving Corporation for the Per Share Cash Consideration for each share of Company Common Stock represented thereby pursuant to Section 1.5. If any Certificate shall not have been surrendered immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined below), any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time shall, to the extent permitted by law, become the property of the Parent free and clear of any claims or interest of any person previously entitled thereto.

         Section 1.7 Dissenting Shares.

               (a) Notwithstanding anything in this Agreement to the contrary (but subject, however, to Section 1.7(b)), any shares of Company Common Stock outstanding immediately prior to the Effective Time, eligible under the DGCL to exercise appraisal rights and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has exercised and perfected appraisal rights for such shares in accordance with Section 262 of the DGCL and who has not effectively withdrawn or lost such appraisal rights (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to consideration for Company Common Stock set forth in
Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL.

               (b) Notwithstanding the provisions of Section 1.7(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Section 262 of the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for such shares set forth in Section 1.5, without interest, upon surrender of the certificate representing such shares.

               (c) The Company shall (i) comply with all of the requirements of Section 262 of the DGCL, (ii) give Parent prompt notice of any written demand received by the Company pursuant to Section 262 of the DGCL, of withdrawals of such demands, and copies of any documents or instruments served pursuant to the DGCL and received by the Company, and (iii) give Parent the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless the Parent shall have consented in writing to such payment or settlement offer.

               (d) Any amount paid by the Parent, the Company or the Surviving Corporation to any person with respect to Dissenting Shares pursuant to
Section 262 of the DGCL in excess of the Per Share Cash Consideration for each such Dissenting Share (such amount, unless determined in a final, non-appealable judgment of a court, being subject to the written approval of the Representative, which approval shall not be unreasonably withheld, conditioned or delayed), and all interest, costs, expenses and fees as incurred by the Company, the Parent or the Surviving Corporation in connection with the exercise of all rights under Section 262 of the DGCL, shall constitute Damages (as defined below) incurred or suffered by the Parent within the meaning of Section 6.1(a), and the Parent and the Surviving Corporation, as the case may be, shall, without limiting any other rights, be entitled to recover such Damages from the Escrow Fund (as defined below).

         Section 1.8 Escrow.

               (a) At the Effective Time, the Parent shall deliver to and deposit with the Escrow Agent cash, without interest, in the amount equal to $5,500,000, such deposit (together with interest and other income accrued thereon after the Closing) to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any person and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

               (b) The terms and provisions of Article VI and of the Escrow Agreement and the transactions contemplated thereby are essential terms and provisions of the Merger, and the approval and adoption of this Agreement and the Merger by the stockholders of the Company, and the consent to cancellation of Options by the holders thereof as provided for by Section 1.9, shall constitute the express approval, as essential terms and provisions of the Merger, of Article VI and of the Escrow Agreement and of all of the arrangements relating thereto, including the deposit of the Escrow Fund into escrow, the indemnification obligations set forth in Article VI and the appointment and sole authority to act on behalf of the Indemnitors (as defined below) of the Representative, as provided for herein and in the Escrow Agreement.

         Section 1.9 Options.

               (a) The Company shall take all necessary and appropriate actions (including obtaining any necessary consents) so that, on the Closing Date immediately prior to the Effective Time, each option to purchase Company Common Stock that is outstanding under any stock option plan or otherwise (each, an "Option") shall (i) cease being exercisable for Company Common Stock, (ii) be canceled and (iii) automatically be converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock into which such Option was exercisable as of immediately prior to the Effective Time and (B) the excess of (1) the Per Share Cash Consideration over (2) the exercise price per share of Company Common Stock for such Option (such amount, the "Aggregate Option Spread"). All payments with respect to Options canceled in accordance with this Section 1.9(a) shall be subject to all applicable withholding Taxes. Notwithstanding the foregoing, the amount of Aggregate Option Spread payable pursuant to this
Section 1.9(a) to each person that as of immediately prior to the Effective Time was a holder of an Option shall be reduced by such person's Pro Rata Portion. The Parent shall cause the payments with respect to Options canceled in accordance with this Section 1.9(a), which Options were converted immediately prior to the Effective Time into the right to receive the amount of cash specified in this Section 1.9(a), to be made as soon as practicable following the Effective Time, but in any event no later than two (2) business days after the Closing Date.

               (b) Each holder of an Option then exercisable for shares of Company Common Stock may elect, at any time prior to the Effective Time, to exercise such Option by tendering to the Company in cash or, subject to
Section 4.11, a promissory note (each such note, an "Individual Promissory Note") in an amount equal to the product of (i) the aggregate number of shares of Company Common Stock into which such Option is then exercisable and (ii) the exercise price per share of Company Common Stock for such Option. Upon the tender of the required amount of cash or the Individual Promissory Note to the Company, the shares of Company Common Stock issuable upon exercise of such Option shall be outstanding and such Option shall (i) cease being exercisable for shares of Company Common Stock and (ii) be canceled.

               (c) Except as may be otherwise agreed to by the Parent and the Company in writing, all stock option plans established by the Company shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be deleted, terminated and of no further force or effect as of the Effective Time.

               (d) The Company has duly adopted all amendments to its stock option plans, and any other documents, and has taken all other actions, if any, necessary to effect the changes in the Options provided for in this Agreement, including the changes described in this Section 1.9.

         Section 1.10 Organizational Documents.

               (a) At the Effective Time of the Merger, the certificate of incorporation of the Transitory Subsidiary, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and by such certificate of incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall be MicroE Systems Corp.

               (b) At the Effective Time of the Merger, the bylaws of Transitory Subsidiary, as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law and by such bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be MicroE Systems Corp.

         Section 1.11 Directors and Officers. The directors and officers of the Surviving Corporation shall consist of the directors and officers of the Transitory Subsidiary immediately prior to the Effective Time, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation of the Surviving Corporation or the bylaws of the Surviving Corporation or as otherwise provided by law.

         Section 1.12 No Further Rights. All cash paid upon the cancellation of Options or the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Options or shares of Company Common Stock, as applicable, and from and after the Effective Time, no Options or shares of Company Common Stock shall be deemed to be outstanding and holders of Options or Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

         Section 1.13 No Liability. Notwithstanding anything to the contrary in this Article I, neither the Exchange Agent, the Surviving Corporation nor any Party shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 1.14 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall distribute in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and indemnity to the Exchange Agent, the Per Share Cash Consideration for each share of Company Common Stock represented thereby, pursuant to Section 1.5; provided, however, that the Parent may, in its sole discretion and as a condition precedent to the payment of such Per Share Cash Consideration pursuant to Section 1.6, require the owner of such lost, stolen or destroyed Certificate to deliver an indemnity agreement or a bond from such owner in a sum and with customary provisions as the Parent may reasonably request as an indemnity, against any claim that may be made against the Parent, the Surviving Corporation or the Exchange Agent, with respect to the Certificates alleged to have been lost, stolen or destroyed.

         Section 1.15 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfers of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration set forth in
Section 1.5, subject to applicable law in the case of Dissenting Shares.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to the Parent simultaneously with the execution hereof (the "Disclosure Schedule"), the Company represents and warrants to the Parent and the Transitory Subsidiary that all of the statements contained in this Article II are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and correct as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference, or it is reasonably clear that such disclosure relates to another section or portion.

         Section 2.1 Organization, Qualification and Corporate Power.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction listed under its name in Section 2.1(a) of the Disclosure Schedule, which jurisdictions collectively constitute every jurisdiction where the nature of the Company's business or the ownership or leasing of its properties requires such qualification or licensing, other than those jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, be material to the Company. The Company has all requisite corporate power and authority to carry on its business as it is now being conducted and as it is presently proposed to be conducted and to own, lease and use the properties owned, leased and used by it.

               (b) The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of its certificate of incorporation as currently in effect (the "Certificate of Incorporation") and bylaws as currently in effect (the "Bylaws", and together with the Certificate of Incorporation, collectively the "Company Charter Documents"). The Company is not in default under or in violation of any provision of the Certificate of Incorporation or Bylaws.

         Section 2.2 Capitalization.

               (a) The authorized capital stock of the Company consists of 1,200,000 shares of Company Common Stock and 80,154 shares of Company Preferred Stock, of which 44,154 are designated as Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock") and 36,000 are designated as Class B Preferred Stock, par value $.01 per share (the "Class B Preferred Stock" and together with the Class A Preferred Stock, the "Company Preferred Stock"). As of the date hereof, (i) 773,691 shares of Company Common Stock are issued and outstanding, (ii) no shares of Class A Preferred Stock are issued and outstanding, (iii) no shares of Class B Preferred Stock are issued and outstanding and (iv) 195,967 shares of Company Common Stock are authorized and reserved for issuance pursuant to stock option plans of the Company, of which 162,292 shares of Company Common Stock underlie currently outstanding Options. As of immediately prior to the Effective Time, there will be no shares of Company Preferred Stock issued and outstanding. Section 2.2(a) of the Disclosure Schedule sets forth a true and complete list of all stockholders of the Company as of the date hereof, completely and accurately indicating the number, class and series of shares of Company Common Stock held by each such stockholder. No shares of Company Common Stock are owned or held by any Subsidiary of the Company.

               (b) Except for the stock option plans listed in Section 2.21(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any stock option plan or any other plan, program, agreement or arrangement providing for any equity or equity-based compensation for any person. (i) The Company has reserved 250,000 shares of Company Common Stock for issuance under the 1996 Stock Plan, of which 54,033 shares have been exercised and 162,292 shares are subject to outstanding Options and (ii) no shares of Company Common Stock are subject to stand-alone option agreements. The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of all of the Company's and its Subsidiaries' stock option plans and any amendments thereto. Section 2.2(b) of the Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of the date hereof, hold outstanding Options, indicating, with respect to each Option then outstanding, the stock option plan under which such Option was granted, the number of shares of Company Common Stock subject to such Option, and the exercise price, date of grant, vesting schedule and expiration date thereof, including the extent to which any vesting had occurred as of the date of this Agreement and whether and to what extent the vesting of such Option will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the Merger.

               (c) There is no outstanding indebtedness having general voting rights or debt convertible into securities having such rights ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as otherwise set forth in this Section 2.2, and except for the transactions contemplated hereby, (i) there are no shares of capital stock of the Company or any of its Subsidiaries authorized, issued or outstanding; (ii) there are no existing securities, options, warrants, calls, pre-emptive rights, subscriptions or other rights, instruments, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into, or accelerate the vesting of, any such security, option, warrant, call, subscription or other right, instrument, agreement, arrangement, understanding or commitment; and (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries.

               (d) All of the issued and outstanding shares of Company Common Stock are, and, upon issuance thereof by the Company, all shares of Company Common Stock that may be issued upon exercise of Options will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights of any person. All of the issued and outstanding shares of capital stock of the Company and all outstanding Options were issued in compliance with applicable federal and state securities laws and all requirements set forth in any applicable contract, arrangement or agreement to which the Company is a party and with any preemptive or similar rights or rights to subscribe for or purchase securities of any person.

               (e) Except for this Agreement, the Voting Agreement and the agreements listed in Section 2.2(e) of the Disclosure Schedule (such agreements listed in Section 2.2(e) of the Disclosure Schedule being collectively referred to as the "Company Stockholder Agreements"), there are no (i) agreements, commitments, voting trusts, proxies, rights plans, anti-takeover plans or understandings of any character with respect to the voting, the registration under the Securities Act of 1933, as amended, or the sale or delivery, of any capital stock or other securities of the Company or any of its Subsidiaries or (ii) agreements or instruments between or among the Company and any stockholders of the Company or agreements with respect to the Company among any stockholders of the Company.

               (f) No consent or approval of the holder of any Option is required in order to effect the treatment of such Option in the manner described in Section 1.9.

         Section 2.3 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it, the performance by the Company of its obligations hereunder and thereunder and, subject to the Requisite Stockholder Approval (as defined below), the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are required to authorize this Agreement or any of the instruments required hereby or for the Company to consummate the transactions contemplated hereby or thereby. This Agreement has been, and upon execution and delivery thereof by the Company, each instrument required hereby to be executed and delivered by the Company, will be, duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery by the other parties thereto, constitutes, or in the case of each such instrument, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 2.4 Vote Required. The vote or action by written consent of the holders of at least a majority of the votes represented by the outstanding shares of the Company Common Stock, voting or acting as a separate class, is the only action required by the holders of any class or series of the capital stock of the Company that is necessary to approve and adopt this Agreement, the Merger and the transactions contemplated by this Agreement (the "Requisite Stockholder Approval").

         Section 2.5 Noncontravention. Subject to (i) any required compliance with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and satisfaction of such other requirements of the comparable laws of other jurisdictions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL, (iii) such notices, filings, permits, authorizations, consents, orders or approvals as may be required under applicable state securities or "blue sky" laws and the securities laws of any foreign country, and (iv) such other notices, filings, consents or approvals set forth in
Section 2.5 of the Disclosure Schedule, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it, the performance by the Company of its obligations hereunder or thereunder, the consummation by the Company of the transactions contemplated hereby or thereby, or the compliance by the Company with any of the provisions hereof or thereof, will: (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws; (b) require on the part of the Company or any of its Subsidiaries any notice or filing with, or any permit, authorization, consent, order, approval or other authorization of, or any exemption by, any federal, state, local or foreign government, governmental authority, court, arbitrator, administrative agency, registration authority or commission or other regulatory authority or agency, including any authority or agency having governmental or quasi-governmental powers (a "Governmental Entity"); (c) conflict with, result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, Security Interest (as defined below), instrument or other arrangement or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the assets of the Company or any of its Subsidiaries is subject; (d) result in the imposition of any Security Interest upon any assets of the Company or any of its Subsidiaries; (e) violate or breach the terms of or cause any default under any order, writ, injunction, decree, judgment, permit, license, approval, authorization, law, statute, ordinance, rule or regulation or code or any requirements, directives, consents, and obligations of or imposed by any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or securities; or (f) with the passage of time, the giving of notice or the taking of any action by another person, have any of the effects described in clauses (a) through (e) of this Section 2.5. As used in this Agreement, "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of an agreement to give any financing statement under the Uniform Commercial Code or similar laws of any jurisdiction, in any case, whether arising by contract or by operation of law.

         Section 2.6 Company Subsidiaries.

               (a) Section 2.6(a) of the Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each Subsidiary of the Company and the jurisdictions in which each such Subsidiary is qualified to do business. Except as set forth in Section 2.6(a) of the Disclosure Schedule, the Company does not own directly or indirectly any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, limited liability company, joint venture, trust, association or other organization or entity. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Subsidiary of the Company is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction listed under its name in Section 2.6(a) of the Disclosure Schedule, which jurisdictions collectively constitute every jurisdiction where the nature of such Subsidiary's business or the ownership or leasing of its properties requires such qualification or licensing, other than those jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, be material to the Company. Each Subsidiary of the Company has all requisite corporate power and authority to carry on its business as it is now being conducted and as it is presently proposed to be conducted and to own, lease and use the properties owned, leased and used by it. All of the outstanding capital stock of each Subsidiary of the Company is owned directly or indirectly by the Company free and clear of all Security Interests and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary to any person.

               (b) The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of the certificates of incorporation and bylaws (or similar organizational documents) of each Subsidiary of the Company, as currently in effect. No Subsidiary of the Company is in default under or in violation of any provision of its certificate of incorporation or bylaws (or similar organizational documents).

               (c) As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, (b) at least a majority of the economic interests of which is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (c) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

         Section 2.7 Financial Statements. The Company has provided to the Parent true, correct and complete copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as at September 28, 2003 and September 29, 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal periods then ended, including the notes thereto, as certified by Deloitte & Touche LLP, independent auditors, whose reports thereon are included therein, and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at February 29, 2004 (the "Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows as at and for the five-month period ended as of the date of the Balance Sheet and for the corresponding period in the prior year. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be stated in the notes thereto) and fairly present in all material respects the consolidated financial position, results of operations, changes in stockholders' equity and cash flow of the Company and its Subsidiaries as at the respective dates thereof and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring levels of year-end audit adjustments that are not material in the aggregate and the absence of complete footnotes) and were prepared from and are consistent with the books and records of the Company and its Subsidiaries. Since September 28, 2003, there has been no significant change in any of the accounting (including tax accounting) policies, practices or procedures of the Company.

         Section 2.8 No Undisclosed Liabilities. Except as set forth in
Section 2.8 of the Disclosure Schedule, the Company has no material liability, whether absolute, contingent, fixed, matured, unmatured, liquidated, unliquidated, choate, inchoate, secured, unsecured or otherwise and whether due or to become due, except for (a) liabilities as to the extent of the amounts specifically shown or reserved on the Balance Sheet, that reflects all liabilities required to be reflected thereon in accordance with GAAP; and (b) liabilities arising after the date of the Balance Sheet that satisfy all of the following criteria: (i) such liabilities were incurred by the Company or any of its Subsidiaries in the ordinary course of business consistent with past custom and practice ("Ordinary Course of Business") and not in excess of current requirements and (ii) such liabilities, either individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect (as defined below) on the Company. The reserves reflected in the Financial Statements have been calculated in good faith and in a consistent manner.

         Section 2.9 Tax Matters. Except as specifically identified in the appropriate subsection of Section 2.9 of the Disclosure Schedule:

               (a) Tax Returns. The Company and each of its Subsidiaries has timely filed (or there has been timely filed on its behalf) all Tax Returns (as defined below) required to be filed by it (or on its behalf) under applicable law. All such Tax Returns were and are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been or will be timely paid. No claim has been made within the past ten (10) years by a Taxing Authority (as defined below) in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries is required to file any state Tax Returns other than in those states set forth in Section 2.9(a) of the Disclosure Schedule.

               (b) Tax Reserves. The accrual for Taxes on the Financial Statements is an amount at least equal to the sum of the liability for Taxes of the Company and its Subsidiaries (other than Taxes previously paid over to the appropriate Taxing Authority) for all Tax periods (and portions thereof) ending on or before the date of such financial statements plus its deferred Tax liability. Since December 31, 2003, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the Ordinary Course of Business.

               (c) Tax Liens. There are no Tax liens upon the assets, properties or business of the Company or any of its Subsidiaries except liens for Taxes not yet due and payable.

               (d) Withholding Taxes. The Company and each of its Subsidiaries has complied in all material respects with the provisions of the Code and all other applicable laws relating to information reporting and returns and the payment and withholding of Taxes, including the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and 6041 through 6060, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (e) Extensions of Time for Filing Tax Returns. Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

               (f) Waivers of Statute of Limitations. Neither the Company nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (g) Expiration of Statute of Limitations. The statutes of limitations for the assessment of all Taxes of the Company and each of its Subsidiaries for all Tax periods have expired. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been resolved and paid in full.

               (h) Audit, Administrative and Court Proceedings. No audits, claims, assessments, levies, administrative or judicial proceedings are presently pending, or, to the Knowledge (as defined below) of the Company, threatened, with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries.

               (i) Availability of Tax Returns. Prior to the execution of this Agreement, the Company has made available to the Parent complete and accurate copies of (i) all Tax Returns for open years, and any amendments thereto, filed by or on behalf of the Company or any of its Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any Taxing Authority relating to any Tax Return filed by or on behalf of the Company or any of its Subsidiaries and (iii) any Tax ruling or request for a Tax ruling applicable to the Company or any of its Subsidiaries and any written and legally binding agreement with a Taxing Authority relating to Taxes entered into by the Company or any of its Subsidiaries.

               (j) Tax Sharing Agreements. Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, any agreement relating to the allocation of sharing of Taxes or has any liability for the Taxes of any person other than the Company or any of its Subsidiaries as a transferee, or successor or otherwise (including any liability under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law).

               (k) Code Section 481 Adjustments. Neither the Company nor any of its Subsidiaries is required to include in income for any Tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method of the Company or any of its Subsidiaries, nor has the Internal Revenue Service (the "IRS") proposed any such adjustment or change in accounting method.

               (l) Acquisition Indebtedness. No indebtedness of the Company or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or an "applicable high yield discount obligation" within the meaning of Code Section 163(i).

               (m) Consolidated Tax Returns. Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated Tax Returns.

               (n) United States Real Property Holding Company. The Company has not been a United States real property holding company within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
Section 897(c)(1)(A)(ii).

               (o) S Corporation. The Company is not and has never been an "S Corporation" within the meaning of Code Section 1361.

               (p) Definitions. As used in this Agreement: (i) "Taxes" means any and all federal, state, county, local, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments, including, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and penalties on or additions to any such taxes; (ii) "Taxing Authority" means any government authority or any subdivision, agency, court commission, instrumentality or official thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection, imposition or administration of any Tax (including the IRS); and (iii) "Tax Return" means any return, report, declaration, form, claim for refund, or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Section 2.10 Properties and Assets.

               (a) Except for inventory sold since the date of the Balance Sheet in the Ordinary Course of Business, the Company and each of its Subsidiaries has good, valid and marketable title to or a leasehold interest in, all properties and assets (real, personal and mixed, tangible and intangible), wherever located, that it purports to own, including all of the properties and assets which are reflected in the Balance Sheet. All such owned properties and assets are held free and clear of all Security Interests other than (i) Security Interests the existence of which is reflected in the Balance Sheet; (ii) with respect to real property, liens of mechanics, materialmen, carriers and like persons, all of which are not yet due and payable; (iii) with respect to real property, covenants, restrictions, easements, encroachments, rights of way or other minor imperfections of title (other than a Security Interest securing any indebtedness) that materially detract from the value of or impair the current or continued occupancy, operation or use of the property subject thereto or impair the operations of the Company or any of its Subsidiaries; and (iv) liens for current Taxes not yet due. The Company and each of its Subsidiaries holds under valid and enforceable lease agreements all personal properties being held under capitalized leases and all personal property that is subject to operating leases and enjoys peaceful and undisturbed possession of such properties under such leases, and there exists no default or event which, with notice or lapse of time or both, would constitute a default under such leases, other than defaults which, individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect on the Company. The Company has not received any written notice of any adverse claim to the title to any personal properties owned by the Company or any of its Subsidiaries or with respect to any lease under which any personal properties are held by the Company or its Subsidiaries, other than any claims that, individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect on the Company. The rights, properties and other assets presently owned, leased or licensed by the Company or its Subsidiaries include all such rights, properties and other assets necessary to permit the Company and its Subsidiaries to conduct their respective businesses in all material respects as currently conducted.

               (b) The buildings, plants, structures and equipment of the Company and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are, individually or in the aggregate, not material in nature or cost. The building, plants, structures and equipment of the Company and its Subsidiaries are sufficient for the continued conduct of the Companies' and its Subsidiaries' businesses after the Closing in the same manner as currently conducted.

         Section 2.11 Owned Real Property.

               (a) Section 2.11(a) of the Disclosure Schedule sets forth a complete list and the location of all real property that is owned or used by the Company or any of its Subsidiaries or that is reflected as an asset of the Company or any of its Subsidiaries on the Balance Sheet (the "Real Property"). The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of (i) all deeds, title insurance policies and surveys relating to the Real Property and (ii) all documents evidencing all Security Interests upon the Real Property. There are no proceedings, claims, disputes or conditions affecting any Real Property that might materially curtail or interfere with the use of such property. Neither the whole nor any portion of the Real Property nor any other assets of the Company or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed. Neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which the Company or any of its Subsidiaries is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

               (b) Neither the Company nor any of its Subsidiaries has received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property, which repair or work has not been completed.

               (c) The Company and each of its Subsidiaries has obtained all appropriate certificates of occupancy, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated, except for those certificates, licenses, easements and rights of way that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant. The Company and each of its Subsidiaries has all approvals, Permits (as defined below) and licenses (including any and all environmental Permits) necessary to own or operate the Real Property as currently owned and operated; and no such approvals, Permits or licenses will be required, as a result of the Merger, to be issued after the date hereof in order to permit the Company and its Subsidiaries, following the Closing, to continue to own or operate the Real Property in the same manner as heretofore, other than any such approvals, Permits or licenses that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant.

         Section 2.12 Intellectual Property.

               (a) Definitions. The following terms shall have the following definitions:

                  (i) "Business" shall mean the business of Company and its Subsidiaries as currently conducted.

                  (ii) "Intellectual Property" means (i) all copyrights, including moral rights and rights of attribution and integrity, copyrights in Software (as defined below) and in the content contained on any Internet site, and registrations and applications for any of the foregoing (collectively, "Copyrights"); (ii) all patents and industrial designs, including any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing (collectively, "Patents"); (iii) all rights of publicity and privacy, including the use of the names, likenesses, voices, signatures, biographical information, persona and other recognizable aspects of real persons; (iv) all computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing (collectively, "Software"); (v) all trademarks, service marks, trade names, domain names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing, registrations and applications relating to any of the foregoing (collectively, "Trademarks"); and (vi) all trade secrets (as defined under applicable law), including trade secrets of the following nature: financing and marketing information, technology, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies (collectively, "Trade Secrets").

               (b) Except as set forth in Section 2.12(b) of the Disclosure Schedule, the Company owns, is licensed to use, or otherwise possesses legally enforceable rights in, the Intellectual Property necessary to conduct the Business, free and clear of all Security Interests, provided that this Section 2.12(b) does not speak to or address any alleged, potential or actual infringement of any Intellectual Property of any third party, which is addressed solely in Section 2.12(f) below;

               (c) Section 2.12(c) of the Disclosure Schedule sets forth a list of the following Intellectual Property owned or licensed by the Company or any of its Subsidiaries and necessary to conduct the Business (and with respect thereto specifies which such Copyrights, Patents, Trademarks and Software are owned by the Company or any of its Subsidiaries): (i) all registrations and applications for Copyrights, Patents and Trademarks; (ii) all material unregistered Trademarks; and (iii) all material unregistered Copyrights and Software;

               (d) Except as set forth in Section 2.12(d) of the Disclosure Schedule, the Company or one of its Subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each registration and application for each Copyright, Patent and Trademark owned by the Company or such Subsidiary as applicable, and such registrations and applications have been duly maintained, are subsisting, in full force and effect, have not been canceled, expired or abandoned, are valid, and to the Knowledge of the Company, enforceable;

               (e) Except as set forth in Section 2.12(e) of the Disclosure Schedule, as of the date hereof, there are no oppositions, cancellations, invalidity proceedings, re-examination proceedings, suits, arbitrations or claims pending or for which notice has been provided or, to the Knowledge of Company, threatened, challenging the Company's or any of its Subsidiaries' ownership of, right to use, or the validity or enforceability of any Intellectual Property owned or licensed by the Company;

               (f) Except as set forth in Section 2.12(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice from any third party regarding any actual or potential infringement, misappropriation, dilution or other violation by the Company or any of its Subsidiaries of any Intellectual Property of such third party, and, to the Knowledge of the Company, other than any potential basis for such a claim set forth in Section 2.12(f) of the Disclosure Schedule there is no reasonable basis for such a claim against the Company;

               (g) To the Knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned or licensed by the Company or any of its Subsidiaries;

               (h) Except as set forth in Section 2.12(h) of the Disclosure Schedule, the consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss or impairment by the Company or any of its Subsidiaries of any rights to Intellectual Property owed or licensed by the Company or any of its Subsidiaries, nor will such consummation require the consent of or payment to any third party in respect of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries;

               (i) The Company and its Subsidiaries have taken all reasonable measures to protect the confidentiality of its Trade Secrets, and, to the Knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any party other than pursuant to a signed non-disclosure agreement; and

               (j) No current or former partner, director, officer, or employee of Company or any of its Subsidiaries will, after giving effect to the transactions contemplated herein, own any of the Intellectual Property that the Company or any of its Subsidiaries purports to own.

         Section 2.13 Inventory. All of the inventories of the Company and its Subsidiaries consist of a quality and quantity usable and saleable in the Ordinary Course of Business and are fit for the purposes for which they were procured or manufactured, except for items of obsolete materials and materials of below-standard quality, all of which items have been written-off or written-down on the Financial Statements to fair market value, or for which adequate reserves have been provided therein. All inventories not written-off have been priced at the lower of average cost or market. All work in process and finished goods inventory is free of any material defect or other deficiency. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company and its Subsidiaries. All items included in the inventory of the Company and its Subsidiaries are the property of the Company and its Subsidiaries, free and clear of any Security Interests, have not been pledged as collateral, are not held by the Company or any of its Subsidiaries on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental Entity.

         Section 2.14 Real Property Leases. Section 2.14 of the Disclosure Schedule lists all written leases or subleases, and agreements to lease or sublease, and describes all oral leases or subleases, pursuant to which the Company or any of its Subsidiaries leases or subleases or has agreed to lease or sublease any real property (each, a "Lease"). Each Lease is valid, subsisting, in full force and effect, binding upon and enforceable against the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, the other parties thereto in accordance with its terms, except, in the case of enforceability against the other parties thereto, as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The leasehold estate created by each Lease is free and clear of all Security Interests. The Company or its Subsidiary, as the case may be, is not in material breach of or material default under any of the Leases, nor, to the Knowledge of Company, is any other party to any Lease in material breach of or material default under such Lease, nor, to the Knowledge of the Company, does any condition exist that, with or without notice, lapse of time or the happening or occurrence of any other event, could result in a material breach of or constitute a material default under any Lease. The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of all Leases.

         Section 2.15 Contracts.

               (a) Section 2.15(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all of the following Contracts, together with all amendments and supplements thereto and all waivers or modifications of any terms thereof, and, if oral, an accurate and complete summary of the terms and conditions thereof:

                  (i) all Contracts or series of related Contracts requiring aggregate payments by or to the Company or any of its Subsidiaries of more than $50,000;

                  (ii) all Contracts with current directors, officers, other employees, consultants, agents, contractors, advisors or sales representatives (excluding any Employee Benefit Plan (as defined below)) (A) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, together with the name, position and rate of compensation of each person party to such a Contract and the expiration date of each such Contract; or (B) requiring the Company or any of its Subsidiaries to make severance or termination payments;

                  (iii) all Contracts for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any assets, properties or securities of the Company or any of its Subsidiaries;

                  (iv) all Contracts with any person containing any provision or covenant prohibiting or limiting the ability of the Company or any of its Subsidiaries to engage in any business activity or compete in any geographic area or with any person, or prohibiting or limiting the ability of any person to compete with the Company or any of its Subsidiaries or in any line of business with the Company or any of its Subsidiaries;

                  (v) all partnership, joint venture, stockholders' or other similar Contracts with any person;

                  (vi) all Contracts relating to or evidencing indebtedness of the Company or any of its Subsidiaries (including mortgages, notes, capitalized lease obligations, interest rate or currency swaps, hedges or straddles or similar transactions);

                  (vii) all Contracts relating to marketing and all Contracts
(A) with distributors, dealers, manufacturer's representatives, sales agencies or franchisees for or of the Company or any of its Subsidiaries or (B) pursuant to which the Company or any of its Subsidiaries has agreed to act as a distributor, dealer, manufacturer's representative, sales agent or franchisee for or of another person, setting forth, where applicable, any termination fees or other penalties which may be assessed against the Company or any of its Subsidiaries as a result of the termination of any such Contract;

                  (viii) all Contracts relating to (A) any past (if any of the terms thereof remain in effect) or future disposition or acquisition of any assets and properties by or to the Company or any of its Subsidiaries other than dispositions or acquisitions in the Ordinary Course of Business or (B) any merger, consolidation or combination, any sale, dividend, split or other disposition of capital stock or other equity interests of the Company or any of its Subsidiaries, or any sale, dividend or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries (collectively, a "Business Combination");

                  (ix) all Contracts (excluding Employee Benefit Plans and any Contracts disclosed pursuant to Section 2.15(a)(ii)) between or among the Company or any of its Subsidiaries, on the one hand, and any holder of securities of the Company or any of its Subsidiaries, any past or present officer, director, employee or consultant of the Company or any of its Subsidiaries, on the other hand;

                  (x) all Contracts that (A) limit or contain restrictions on the ability of the Company or any of its Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur indebtedness, to incur or suffer to exist any Security Interest, to purchase or sell any assets and properties or to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company or any of its Subsidiaries to maintain specified financial ratios or levels of net worth or other quantitative indicia of financial condition;

                  (xi) all Contracts with customers that (A) cannot be terminated or canceled by the Company or any of its Subsidiaries, as applicable, within twelve (12) weeks after the giving of notice of termination or cancellation without resulting in any cost or penalty to the Company or its Subsidiary; or (B) entitle any customer to a rebate or right of set-off, to return any product after acceptance thereof or to delay the acceptance thereof, or which vary in any material respect from Company's or any of its Subsidiaries', as applicable, standard form contract;

                  (xii) all agreements obligating the Company or any of its Subsidiaries to deliver maintenance services or future product enhancements;

                  (xiii) all Contracts under which the Company or any of its Subsidiaries has or has agreed to lease any personal property as lessee or lessor which involve annual lease payments exceeding $5,000;

                  (xiv) all Contracts requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the Ordinary Course of Business);

                  (xv) all Contracts involving any obligation or liability of the Company or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise), as surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person;

                  (xvi) all Contracts that provide by their terms for the payment by the Company or any of its Subsidiaries of any consequential or special damages;

                  (xvii) all Contracts with vendors, suppliers or subcontractors that (A) cannot be terminated or canceled by the Company or any of its Subsidiaries, as applicable, within twelve (12) weeks after the giving of notice of termination or cancellation without resulting in any cost or penalty to the Company or its Subsidiary, as applicable; (B) contain an escalation clause; or (C) require the Company or any of its Subsidiaries to purchase all or substantially all of its requirements for a particular product or service from a vendor, supplier or subcontractor or to make periodic minimum purchases of a particular product or service from a vendor, supplier or subcontractor; and

                  (xviii) all licenses or similar Contracts for Intellectual Property, whether as licensee or licensor (or both), and any consent, coexistence, or similar agreement restricting the Company or any of its Subsidiaries from using or enforcing Intellectual Property owned by the Company or any of its Subsidiaries.

               (b) Section 2.15(b) of the Disclosure Schedule lists (i) all of the Company's and its Subsidiaries' outstanding purchase orders with vendors (including the amount of the uninvoiced balance with respect to each such purchase order) and (ii) all of the Company's and its Subsidiaries' open sale orders (including the amount of the unfilled order with respect to each such sale order), in each instance as of the date hereof.

               (c) Section 2.15(c) of the Disclosure Schedule sets forth the Company's and each of its Subsidiaries' standard form contract for the sale of any product to their customers.

               (d) Each Contract required to be listed in Section 2.15(a) of the Disclosure Schedule (such Contracts, together with the Leases listed in Section 2.14, are referred to collectively herein as the "Material Contracts") is valid, subsisting, in full force and effect, binding upon and enforceable against the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, the other parties thereto in accordance with its terms, except, in the case of enforceability against the other parties thereto, as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company or its Subsidiary, as the case may be, is not in material breach of or material default under any of the Material Contracts, nor, to the Knowledge of Company, is any other party to any Material Contract in material breach of or material default under such Material Contract, nor, to the Knowledge of the Company, does any condition exist that, with or without notice, lapse of time or the happening or occurrence of any other event, could result in a material breach of or constitute a material default under any Material Contract. The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of all Material Contracts.

               (e) Section 2.15(e) of the Disclosure Schedule lists each contractual obligation, contingent or otherwise, of the Company (including milestone payments, earn-out payments, defined purchase price payments, or other future payment obligations, but excluding royalty fees payable under commercial contracts entered into in the Ordinary Course of Business) for future payments created or arising under any purchase or sale agreement, or other binding understanding or arrangement, or otherwise with respect to any assets or other property or right acquired, to be acquired or proposed to be acquired by the Company or any of its Subsidiaries.

               (f) As used in this Agreement, "Contract" means any contract, agreement, instrument, commitment, license, bond, mortgage, note, indenture, or other binding arrangement, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which any of their respective assets, properties or securities are bound.

         Section 2.16 Bank Accounts and Powers of Attorney. Section 2.16 of the Disclosure Schedule identifies all bank and brokerage accounts of the Company and its Subsidiaries, whether or not such accounts are held in the name of the Company or its Subsidiaries, and lists the respective signatories therefor. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

         Section 2.17 Insurance. Section 2.17 of the Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company or any of its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been and, prior to the Closing, will be paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all material requirements of all agreements to which the Company or any of its Subsidiaries is a party; (ii) are valid, outstanding and enforceable policies; (iii) are reasonably believed by the Company to provide adequate insurance coverage for the assets and operations of the Company and its Subsidiaries; (iv) will remain in full force and effect through the respective dates set forth in Section 2.17 of the Disclosure Schedule without the payment of additional premiums; and (v) will not be adversely affected by, or terminate or lapse by reason of, any of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations, and its coverage has not been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three
(3) years.

         Section 2.18 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court, arbitrator, or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of their respective assets, properties or securities, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with any of the transactions contemplated hereby. There is no outstanding directive, memorandum of understanding, order, injunction, decree, award, judgment of any court, arbitrator or governmental or other regulatory or administrative agency or commission against the Company or any of its Subsidiaries or any of their respective assets, properties or securities.

         Section 2.19 Employees. Section 2.19(a) of the Disclosure Schedule contains a true and complete list of all officers and directors of the Company and its Subsidiaries and all employees of the Company and its Subsidiaries, along with the current position and salary of each such person and the number of shares of Company Common Stock owned beneficially or of record by such person. Section 2.19(b) of the Disclosure Schedule lists all group insurance programs in effect for directors, officers or employees of the Company and its Subsidiaries. Each officer and each employee of the Company involved in the development of intellectual property and its Subsidiaries has entered into a confidentiality and invention assignment agreement with the Company or its Subsidiary, as applicable, a form of which has previously been provided to the Parent. As of the date hereof, no key employee or group of employees has informed the Company of their intention to terminate employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees. Upon termination of the employment of any employees, neither the Company, any of its Subsidiaries, the Parent nor the Surviving Corporation will be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Company's and its Subsidiaries' normal policies) as a result of any oral or written agreements made by the Company or any of its Subsidiaries prior to the Closing. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining or similar labor agreement, and neither the Company nor any of its Subsidiaries has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

         Section 2.20 Employee Benefits.

               (a) Section 2.20(a) of the Disclosure Schedule contains a true and complete list (identified by appropriate subsection) of (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity or equity-based compensation plan, program, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, "change in control," termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, any Subsidiary of the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company, any Subsidiary of the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary of the Company (collectively, the "Employee Benefit Plans"). No Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Employee Benefit Plan.

               (b) With respect to each Employee Benefit Plan, the Company has heretofore delivered or made available to the Parent true and complete copies of each of the following documents: (i) a copy of the Employee Benefit Plan and any amendments thereto (or if the Employee Benefit Plan is not a written plan, an accurate description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Employee Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Employee Benefit Plan intended to qualify under section 401 of the Code.

               (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company, any Subsidiary of the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any Subsidiary of the Company or any ERISA Affiliate of incurring any such liability.

               (d) All contributions required to be made with respect to any Employee Benefit Plan on or prior to the Effective Time have been timely made or are reflected on the Company's balance sheet.

               (e) Neither the Company, any Subsidiary of the Company nor any Employee Benefit Plan, trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Subsidiary of the Company, any Employee Benefit Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Employee Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

               (f) Each Employee Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending, threatened or anticipated claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan with respect to such a plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits).

               (g) Each Employee Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Employee Benefit Plan intended to satisfy the requirements of
Section 501(c)(9) has satisfied such requirements.

               (h) No Employee Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company or any Subsidiary of the Company or an ERISA Affiliate from amending or terminating any Employee Benefit Plan without liability to the Company, such Subsidiary or such ERISA Affiliate (other than for benefits accrued at the time of termination or vested due to such termination).

               (i) No amounts paid or payable under the Employee Benefit Plans will fail to be deductible for U.S. federal income tax purposes by virtue of
Section 162(a)(1), Section 162(m) or Section 280G of the Code.

               (j) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any Subsidiary of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, other than the acceleration of vesting of Options in connection with the Merger (all such payments or amounts described in clauses (i) and (ii), collectively, the "Transaction Payments").

               (k) Section 2.20(k) of the Disclosure Schedule sets forth all accruals or arrangements for payment of vacation benefits, non-qualified retirement benefits, bonus payments and other compensation obligations (other than salary obligations) that are unpaid as of the date hereof (including the person entitled to any such benefit, payment or compensation and the amount thereof), each of which was granted or incurred by the Company in the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries has any accruals or arrangements for payments of vacation benefits, non-qualified retirement benefits, bonus payments, other compensation obligations (other than salary obligations) that are unpaid as of the date hereof and which were granted or incurred other than in the Ordinary Course of Business.

               (l) With respect to each Employee Benefit Plan that is subject to the law of any jurisdiction outside the United States (each, a "Foreign Benefit Plan"):

                  (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been timely made, or, if applicable, accrued, in accordance with applicable accounting practices;

                  (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                  (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable governmental authorities.

         Section 2.21 Environmental Matters. Except as set forth in Section
2.21 of the Disclosure Schedule (identified by appropriate subsection):

               (a) Each of the Company and its Subsidiaries has complied and is in compliance in all material respects with all applicable Environmental Laws (as defined below). Such compliance includes the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required of the Company and its Subsidiaries under all applicable Environmental Laws and necessary for the conduct of the businesses of the Company and its Subsidiaries or present use of the Real Property and the improvements and equipment located thereon, and material compliance with the terms and conditions thereof. Section 2.21(a) of the Disclosure Schedule contains a true and complete list of all material permits and other governmental authorizations currently held by the Company or any of its Subsidiaries pursuant to the Environmental Laws.

               (b) Neither the Company nor any of its Subsidiaries has received any unresolved, written communication, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Laws, and, to the Knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with Environmental Laws as currently enacted.

               (c) There is no Environmental Claim (as defined below) by any person that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and the Company has not received written notice of any Environmental Claim against any person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

               (d) No Hazardous Materials (as defined below) have been released, treated, stored or disposed of by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, by persons who formerly owned, leased or occupied any real property currently or formerly owned, leased, operated or controlled by the Company or any of its Subsidiaries, that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries.

               (e) Without in any way limiting the generality of the foregoing, (i) Section 2.21(e) of the Disclosure Schedule identifies all on-site and off-site locations where the Company or any of its Subsidiaries has (previously or currently) stored, disposed or arranged for the disposal of Hazardous Materials; (ii) Section 2.21(e) of the Disclosure Schedule identifies all underground storage tanks, and the capacity and contents of such tanks, that are, to the Knowledge of the Company, located on any property owned, leased, operated or controlled by the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries; and (iv) Section 2.21(e) of the Disclosure Schedule identifies all off-site facilities where the Company or any of its Subsidiaries have arranged for the disposal of Hazardous Materials or the Recycling of Hazardous Materials.

               (f) The Company has made available to the Parent prior to the execution and delivery of this Agreement all written assessments, reports, data, results of investigations or audits, and other documents that are in the possession of the Company or any of its Subsidiaries regarding environmental matters pertaining to or the environmental condition of the businesses of the Company or any of its Subsidiaries, or the compliance (or noncompliance) by the Company or any of its Subsidiaries with any Environmental Laws.

               (g) Neither the Company nor any of its Subsidiaries is subject to any Environmental Laws requiring, by virtue of the transactions contemplated by this Agreement or as a condition to the effectiveness of any of the transactions contemplated by this Agreement, (i) the performance of site assessment for Hazardous Materials; (ii) the removal or remediation of Hazardous Materials; (iii) the giving of notice to, or receiving the approval of, any Governmental Entity; or (iv) the recording or delivery to any other person of any disclosure document or statement pertaining to environmental matters.

               (h) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any person for whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, is subject to any administrative, civil, or criminal order, judgment or decree, whether unilateral, voluntary or by consent or agreement, pursuant to or in connection with any Environmental Law.

               (i) As used in this Agreement, (i) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person alleging actual or potential liability (including fines, penalties, corrective action costs, injunctive relief, investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties) relating to (A) the presence, or release into the environment, of any Hazardous Materials at any location owned or operated by the Company or any of its Subsidiaries, now or in the past, or (B) any violation, or alleged violation, of any Environmental Law;
(ii) "Environmental Law" means each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health and the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials; and (iii) "Hazardous Materials" means (a) any petrochemical or petroleum products, radioactive materials, radon gas, asbestos and asbestos-containing materials, and polychlorinated biphenyls, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

         Section 2.22 Compliance.

               (a) Each of the Company and its Subsidiaries and the conduct and operations of their respective businesses have complied in all material respects with each law (including rules and regulations thereunder), ordinance, judgment, decree, order, writ and injunction of all Governmental Entities that (i) affects or relates to this Agreement or the transactions contemplated hereby or (ii) is applicable to the Company or any of its Subsidiaries or their respective businesses, properties, assets or securities, or to the products and services sold by them.

               (b) (i) No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened and (ii) no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries alleging any material violation of any law (including rules and regulations thereunder), ordinance judgment, decree, order, writ or injunction of any Governmental Entity.

         Section 2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a true and complete list of all franchises, permits, licenses, registrations, certificates, orders, approvals, authorizations or other rights and privileges (including those relating to the occupancy or use of real property) of or from any Governmental Entity issued to or held by the Company or any of its Subsidiaries that are material to the business of the Company or its Subsidiaries as presently conducted and as currently proposed to be conducted (collectively, "Permits"), and all pending applications for any such Permits, setting forth the grantor, the grantee, the function and the expiration and renewal date of each. The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of all such Permits. Each Permit is in full force and effect, and no proceeding is pending or, to the Knowledge of the Company, threatened to revoke or limit any Permit. The businesses of the Company and its Subsidiaries have been conducted in compliance in all material respects with all Permits. Each Permit will be in full force and effect immediately following the Closing and will not expire or terminate as a result of the Merger.

         Section 2.24 Certain Business Relationships. No stockholder, officer or director of the Company (i) owns or holds, directly or indirectly, any asset, property or right, tangible or intangible, which is used in the business of the Company or any of its Subsidiaries, (ii) has any claim, charge or cause of action against the Company or any of its Subsidiaries, other than claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any Employee Benefit Plan existing on the date hereof, (iii) owes any money to the Company or any of its Subsidiaries, or (iv) owns or holds, directly or indirectly, an interest in any competitor, supplier or customer of the Company or any of its Subsidiaries, other than holdings solely for passive investment purposes of less than 5% of a class of securities of a publicly traded company.

         Section 2.25 Broker's Fees. No agent, broker, investment banker, financial advisor or other firm or person other than Adams, Harkness & Hill is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any stockholder of the Company.

         Section 2.26 Books and Records. The books of account, minute books, stock record books and other similar records of the Company and its Subsidiaries are true, complete and correct in all material respects and have been maintained in accordance with sound business practice, including the maintenance of an adequate system of controls. The Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets. The stock ledgers of the Company, true and complete copies of which have been furnished to the Parent prior to the execution and delivery of this Agreement, are complete and correct. The minute books of the Company and its Subsidiaries, true and complete copies of which have been furnished to the Parent prior to the execution and delivery of this Agreement, contain true and complete records of all meetings held of, and corporate action taken by, the Company's and its Subsidiaries' stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. No meeting of any such stockholders, Board of Directors or committee has been held for which minutes have been prepared and are not contained in such minute books. At the Closing, the Company will have possession of all of its books and records.

         Section 2.27 Company Action. The Company Board, at a meeting duly called and held, by the unanimous vote of all directors present, or by unanimous written consent, in each case in accordance with the DGCL, (i) determined that the Merger and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders and are on terms that are fair to such stockholders, (ii) approved this Agreement, the Merger and the transactions contemplated hereby, (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their approval and adoption and (iv) recommended that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger.

         Section 2.28 Information in Disclosure Documents. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in any information statement or other disclosure document or materials provided to any stockholders of the Company relating to (i) any meeting of stockholders of the Company to be held in connection with the Merger or (ii) any written consent of stockholders of the Company in connection with the Merger (the "Company Disclosure Statement") will, at the time the Company Disclosure Statement is mailed or otherwise delivered to the stockholders of the Company, at the time of any meeting of stockholders to be held in connection with the Merger, at the date of any written consent of stockholders of the Company concerning this Agreement or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the meeting of stockholders to be held in connection with the Merger or the date of any written consent of stockholders of the Company concerning this Agreement, any event relating to the Company or any Affiliate of the Company should be discovered by the Company, which should be set forth in a supplement to the Company Disclosure Statement, the Company shall promptly inform the Parent. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about the Parent supplied by the Parent for inclusion or incorporation by reference in the Company Disclosure Statement.

         Section 2.29 Absence of Certain Changes. Since September 28, 2003,
(a) each of the Company and its Subsidiaries has conducted its respective business and operations in the Ordinary Course of Business and (b) through the date hereof, except as set forth in Section 2.29(b) of the Disclosure Schedule, there has not occurred:

                  (i) any event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                  (ii) any material adverse change in the Company's or any of its Subsidiaries' working capital, liabilities (absolute, accrued, contingent or otherwise) or reserves;

                  (iii) the incurrence by the Company or any of its Subsidiaries of any liability or obligation (absolute, accrued, contingent or otherwise), except items incurred in the Ordinary Course of Business, or increase, or change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (iv) any payment, discharge or satisfaction of any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) of the Company or any of its Subsidiaries other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities and obligations reflected or reserved against in the Balance Sheet;

                  (v) any write-down of the value of any inventory of the Company or any of its Subsidiaries (including write-downs by reason of shrinkage or mark-down) or write-off as uncollectible of any accounts receivable of the Company or any of its Subsidiaries, except for write-downs and write-offs in the Ordinary Course of Business, in either case in excess of $25,000;

                  (vi) any increase in the aggregate amount of the Company's or any of its Subsidiaries' accounts payable greater than $50,000;

                  (vii) any redemption or other acquisition of any capital stock of the Company by the Company or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of the Company or any of its Subsidiaries;

                  (viii) any increase in compensation, bonus or other benefits payable or to become payable by the Company or any of its Subsidiaries to any of its directors, officers or employees, other than in the Ordinary Course of Business;

                  (ix) any entering into or granting by the Company or any of its Subsidiaries of any new employment agreement providing for annual compensation over $50,000, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement and any grant of any severance or termination rights to any director, officer or employee of the Company or any of its Subsidiaries or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

                  (x) any change to any accounting method or practice of the Company, except as required by GAAP;

                  (xi) except for inventory or equipment acquired in the Ordinary Course of Business, any acquisition by the Company or any of its Subsidiaries of all or any part of the assets, properties, capital stock or business of any other person;

                  (xii) any destruction of, damage to or loss of any assets material to the business of the Company or any of its Subsidiaries (whether or not covered by insurance);

                  (xiii) cancellation of any material debts or waiver of any material claims or rights of the Company or any of its Subsidiaries;

                  (xiv) except in the Ordinary Course of Business, any sale, abandonment or any other disposition of any assets or properties of the Company or any of its Subsidiaries;

                  (xv) disposal or lapse of any rights to the use of any Company Intellectual Property, or disposal of or disclosure to any person other than representatives of the Parent of any Trade Secret or Company Intellectual Property not theretofore a matter of public knowledge, except in the Ordinary Course of Business; or

                  (xvi) any commitment, understanding or agreement by the Company or any of its Subsidiaries or any of their respective directors, officers or employees to do any of the things described in the preceding clauses (i) through (xv).

         Section 2.30 Certain Business Practices. (a) No unrecorded fund or asset of the Company or any of its Subsidiaries has been established for any purpose, (b) no accumulation or use of corporate funds of the Company or any of its Subsidiaries has been made without being properly accounted for in the books and records of the Company or such Subsidiary, (c) no payment has been made by or on behalf of the Company or any of its Subsidiaries with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (d) none of the Company, any of its Subsidiaries, any director, officer or employee of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any agent of, or any other person associated with or acting for or on behalf of, the Company or any of its Subsidiaries has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for any stockholder of the Company, the Company, any Subsidiary of the Company or any director, officer or employee of the Company or any of its Subsidiaries in securing business, (ii) to pay for favorable treatment for business secured for any stockholder of the Company, the Company, any Subsidiary of the Company or any director, officer or employee of the Company or any of its subsidiaries, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any stockholder of the Company, the Company, any Subsidiary of the Company or any director, officer or employee of the Company or any of its subsidiaries or (iv) otherwise for the benefit of any stockholder of the Company, the Company, any Subsidiary of the Company or any director, officer or employee of the Company or any of its subsidiaries in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (including existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans relating to Real Property). Neither the Company nor any of its Subsidiaries nor any current director, officer or employee of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any agent of, or any other person associated with or acting for or on behalf of, the Company or any of its Subsidiaries, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

         Section 2.31 Termination of Existing Agreements with Holders of Company Stock. The Company has taken all action, and has obtained the written consent, approval or agreement of any person, required to terminate in their entirety, effective at the Effective Time, all Company Stockholder Agreements so that as of the Effective Time the Company Stockholder Agreements shall be void and of no further force or effect and no person shall have any rights or obligations whatsoever thereunder.

         Section 2.32 Disclosure. The Company has not failed to disclose to the Parent any facts which are material to the business, results of operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate furnished to the Parent pursuant to any provision of this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

                                 ARTICLE III

  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE TRANSITORY SUBSIDIARY

         The Parent and the Transitory Subsidiary, jointly and severally, represent and warrant to the Company that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and correct as of the Closing Date as though made on the Closing Date.

         Section 3.1 Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the Province of New Brunswick, Canada. The Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding capital stock of Transitory Subsidiary is indirectly owned by the Parent. Each of the Parent and the Transitory Subsidiary is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification or licensing, except where the failure to so qualify would not prevent or impair in any material respect the ability of the Parent and the Transitory Subsidiary to perform their respective obligations hereunder or to consummate the transactions contemplated by this Agreement. Each of the Parent and the Transitory Subsidiary has all requisite corporate power and authority to carry on its businesses as they are now being conducted and to own, lease and use the properties owned, leased and used by it.

         Section 3.2 Authority. Each of the Parent and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Parent and the Transitory Subsidiary of this Agreement and each instrument required hereby to be executed and delivered by it, the performance by the Parent and the Transitory Subsidiary of their respective obligations hereunder and thereunder and the consummation by the Parent and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Transitory Subsidiary and no other corporate proceedings on the part of the Parent or the Transitory Subsidiary are required to authorize this Agreement or any of the instruments required hereby or for the Parent and the Transitory Subsidiary to consummate the transactions contemplated hereby or thereby. This Agreement has been, and, upon execution and delivery thereof by the Parent and the Transitory Subsidiary, each instrument required hereby to be executed and delivered by the Parent or the Transitory Subsidiary, will be, duly and validly executed and delivered by the Parent and the Transitory Subsidiary and, assuming the due and valid authorization, execution and delivery by the other parties thereto, constitute, or in the case of each such instrument will constitute, a valid and binding obligation of the Parent and the Transitory Subsidiary, enforceable, against them in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.3 Noncontravention. Subject to (i) any required compliance with the applicable provisions of the HSR Act, and satisfaction of such other requirements of the comparable laws of other jurisdictions, (ii) the filing of the Certificate of Merger as required by the DGCL, and (iii) such notices, filings, permits, authorizations, consents, orders or approvals as may be required under applicable state securities or "blue sky" laws and the securities laws of any foreign country, neither the execution and delivery by the Parent or the Transitory Subsidiary of this Agreement or any instrument required hereby to be executed and delivered by it, the consummation by the Parent and the Transitory Subsidiary of the transactions contemplated hereby or thereby, or the compliance by the Parent and the Transitory Subsidiary with any of the provisions hereof or thereof, will: (a) conflict with or violate any provision of the charter documents or by-laws of the Parent and the Transitory Subsidiary; (b) require on the part of the Parent or the Transitory Subsidiary any notice or filing with, or any permit, authorization, consent, order, approval or other authorization of, or any exemption by, any Governmental Entity; (c) conflict with, result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, Security Interest, instrument or other arrangement or obligation to which the Parent or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject; (d) violate or breach the terms of or cause any default under any order, writ, injunction, decree, judgment, permit, license, approval, authorization, law, statute, ordinance, rule or regulation or code or any requirements, directories, consents and obligations of or imposed by any Governmental Entity applicable to the Parent or the Transitory Subsidiary or any of their respective properties, assets or Securities; or (e) with the passage of time, the giving of notice or the taking of any action by another person, have any of the effects described in clauses (a) through (d) of this
Section 3.3.

         Section 3.4 Broker's Fees. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Transitory Subsidiary.

         Section 3.5 Available Funds. The Parent has available, or has made arrangements to obtain (through existing credit arrangements or otherwise), sufficient funds to pay the Merger Consideration at the Closing.

         Section 3.6 Information in Disclosure Documents. None of the information supplied or to be supplied by or on behalf of the Parent for inclusion or incorporation by reference in the Company Disclosure Statement will, at the time the Company Disclosure Statement is mailed or otherwise delivered to the stockholders of the Company, at the time of any meeting of stockholders to be held in connection with the Merger, at the date of any written consent of stockholders of the Company concerning this Agreement or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Parent with respect to statements made or incorporated by reference therein about the Company supplied by the Company for inclusion or incorporation by reference in the Company Disclosure Statement.


                                  ARTICLE IV

                                   COVENANTS

         Section 4.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as set forth in Section 4.1 of the Disclosure Schedule, (ii) as specifically contemplated by this Agreement or (iii) as agreed in writing by the Parent, during the period from the date hereof to the Effective Time:

               (a) the business of the Company and its Subsidiaries shall be conducted only in the Ordinary Course of Business and in compliance with all applicable laws and regulations, and the Company shall use its reasonable best efforts to preserve its and its Subsidiaries' business organization intact, keep available the services of its and its Subsidiaries' current officers and employees and maintain its and its Subsidiaries' existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time;

               (b) neither the Company nor any of its Subsidiaries shall make or commit to make capital expenditures in excess of $50,000 in the aggregate in any consecutive twelve (12) month period;

               (c) increase the aggregate amount of the Company's or any of its Subsidiaries' accounts payable by an aggregate amount greater than $50,000;

               (d) neither the Company nor any of its Subsidiaries shall: (i) amend the Certificate of Incorporation or Bylaws or similar organizational documents of the Company's Subsidiaries; (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than issue shares of Company Common Stock upon the exercise of Options outstanding on the date hereof (to the extent then exercisable); (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

               (e) neither the Company nor any of its Subsidiaries shall: (i) incur or modify any indebtedness or other liability (absolute, accrued, contingent or otherwise), other than in the Ordinary Course of Business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any other person; or (iv) make any loans, advances or capital contributions to, or investments in, any other person;

               (f) neither the Company nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, dispose of, encumber or otherwise dispose of any assets or subject any assets to any Security Interest other than in the Ordinary Course of Business;

               (g) neither the Company nor any of its Subsidiaries shall enter into any commitment or transaction to purchase, sell or lease any Real Property;

               (h) neither the Company nor any of its Subsidiaries shall (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants or to persons providing management services (other than normal recurring increases in wages in the Ordinary Course of Business to employees who are not officers or directors); or (ii) enter into or amend any employment, severance, consulting, termination or other agreement, including any Employee Benefit Plan, with, or make any loans to, any of its stockholders, officers, directors, employees, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an Employee Benefit Plan or otherwise;

               (i) neither the Company nor any of its Subsidiaries shall: (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing Employee Benefit Plan, agreement or arrangement to any officer, director or employee or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors or employees of the Company or any of its Subsidiaries of any amount relating to unused vacation days, except payments and accruals made in the Ordinary Course of Business, or except as required by law or the express terms of this Agreement; (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or except as required by law, the express terms of an employee Benefit Plan, or the express terms of third Agreement; or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

               (j) neither the Company nor any of its Subsidiaries shall: (i) modify, amend or terminate, or take or omit to take any action that would constitute a violation or a default under, any Material Contract, or waive, release or assign any material rights or claims thereunder; (ii) enter into any Contract requiring the Company or any of its Subsidiaries to pay in excess of $10,000 in the aggregate in any consecutive twelve (12) month period; or
(iii) enter into any Contract containing, or otherwise subject the Surviving Corporation or the Parent to, any non-competition, exclusivity, "most favorable nation" or other material restriction;

               (k) neither the Company nor any of its Subsidiaries shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except policies providing coverage for losses not in excess of $25,000;

               (l) neither the Company nor any of its Subsidiaries shall enter into any Contract or transaction relating to the purchase or sale of assets other than in the Ordinary Course of Business;

               (m) neither the Company nor any of its Subsidiaries shall pay, repurchase, discharge or satisfy any of its claims, liabilities, Security Interests or other obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Balance Sheet;

               (n) neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

               (o) neither the Company nor any of its Subsidiaries shall do any act or omit to do any act whereby any material Intellectual Property owned by the Company may lapse, become abandoned, dedicated to the public, or rendered unenforceable;

               (p) neither the Company nor any of its Subsidiaries shall initiate any litigation or arbitration proceeding or settle any litigation or arbitration proceeding;

               (q) neither the Company nor any of its Subsidiaries shall take, or agree or commit to take, any action that results, or would reasonably be likely to result, in any of the conditions to the Merger set forth in Article V not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, the Parent, the Transitory Subsidiary or the holders of the Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

               (r) the Company shall not, except as required by GAAP as concurred with by its independent auditors, make any material change in its methods or principals of accounting since the date of the Balance Sheet;

               (s) neither the Company nor any of its Subsidiaries shall: (i) make, revoke, or amend any Tax election; (ii) file any Tax Return; (iii) consent to extend the period of limitations for the payment or assessment of any Tax; (iv) enter into any agreement with any Governmental Entity affecting any Tax liability or refund; or (v) settle or compromise any Tax liability or refund; and

               (t) neither the Company nor any of its Subsidiaries shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 4.2 Reasonable Best Efforts.

               (a) Prior to the Closing, upon the terms and subject to the conditions hereof, each of the Parties shall use all their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable law) to consummate and make effective the transactions contemplated by this Agreement as promptly as possible, including to (i) prepare and file all forms, registrations and notices required to consummate the transactions contemplated by this Agreement and take of all such actions as are necessary to obtain any requisite waiver, consent, permit, authorization, qualification, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by the Company, the Parent or the Transitory Subsidiary in connection with the transactions contemplated hereby, including all filings, applications and submissions under the DGCL as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby (any of the foregoing waivers, consents, permits, authorizations, qualifications, orders, approvals or exemptions, an "Approval") and (ii) the satisfaction of the other Parties' conditions to Closing. In addition, no Party hereto shall take any action after the date hereof that would reasonably be likely to delay materially the obtaining of, or result in not obtaining, any Approval from any Governmental Entity or other third party necessary to be obtained prior to Closing. Notwithstanding anything to the contrary contained herein, neither the Parent nor the Company shall be required to agree, as a condition to any Approval, to divest itself or hold separate any Subsidiary, division or business unit and, without the Parent's prior written consent, the Company shall not be entitled to divest or hold separate or otherwise take or commit to take any action that limits the Parent's or the Transitory Subsidiary's freedom of action with respect of, or their ability to retain, the Company or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any of its Subsidiaries.

               (b) Prior to the Closing, each Party shall promptly consult with the other Parties hereto with respect to, provide any necessary information with respect to, and provide the other Parties (or their respective counsel) with copies of, all filings made by such Party with any Governmental Entity or any other information supplied by such Party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Each Party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated hereby. If any Party hereto thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the transactions contemplated hereby, then such Party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits (including environmental Permits) are required as a result of the execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use all its reasonable best efforts to effect such transfers, amendments or modifications.

               (c) The Company and the Parent shall (and, if applicable and to the extent within its control, the Company shall cause its stockholders to) file as soon as practicable, and in any event within five (5) business days after the date hereof, notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act, the Company and the Parent shall each request early termination of the HSR Act waiting period.

               (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Parent, the Transitory Subsidiary or the Company to commence any litigation against any person in order to facilitate the consummation of any of the transactions contemplated hereby or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the transactions contemplated hereby.

         Section 4.3 Stockholder Approval.

               (a) As promptly as practicable after the date of this Agreement, the Company shall: (i) prepare the Company Disclosure Statement in accordance with applicable federal and state law and include therein the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of approving and adopting this Agreement and the Merger;
(ii) cause the Company Disclosure Statement to be mailed or otherwise delivered to the Company's stockholders and take such other action as is necessary in accordance with the DGCL and the Company Charter Documents to cause the Company's stockholders to consider and act upon this Agreement and the Merger, including setting a record date for stockholders entitled to consent in writing to this Agreement and the Merger; and (iii) subject to
Section 4.6(d), solicit the written consent or proxies of the stockholders of the Company in favor of approving and adopting this Agreement and the Merger. The Company agrees that the Company Disclosure Statement and all other materials to be provided to the stockholders of the Company in connection with obtaining approval and adoption of this Agreement and the Merger shall be subject to the prior review of and approval by the Parent and its counsel. The Company hereby consents to the Parent contacting and communicating with the stockholders of the Company in any reasonable manner to assist in securing consents to or proxies in favor of approving and adopting this Agreement and the Merger. The Company shall promptly notify the Parent upon obtaining the Requisite Stockholder Approval.

               (b) To the extent required to secure the approval of the stockholders of the Company in favor of approving and adopting this Agreement and the Merger, or, if not yet secured, as may be requested by the Parent, the Company shall call, hold and convene a meeting of its stockholders (the "Stockholders' Meeting") in accordance with the DGCL and the Company Charter Documents to consider the approval and adoption of this Agreement and the Merger. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders' Meeting to the extent necessary to ensure that any supplement or amendment to the Company Disclosure Statement is provided to its stockholders in advance of a vote on this Agreement or, if as of the time for which the Stockholders' Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. The Company shall use its best efforts to ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting or all solicitations for written consents are solicited in compliance with the DGCL, the Company Charter Documents and all other applicable laws. The Company shall call, give notice of, convene and hold the Stockholders' Meeting in accordance with this Section 4.3(b) and shall submit the proposal to approve and adopt this Agreement and the Merger to its stockholders for the purpose of acting upon such proposal whether or not (i) the Company's Board of Directors at any time subsequent to the date of this Agreement determines, in the manner permitted by Section 4.6(d), that the proposal is no longer advisable, or (ii) any actual, potential or purported Acquisition Proposal (as defined below) or Superior Proposal (as defined below) has been commenced, disclosed, announced or submitted to the Company.

               (c) Except as permitted by Section 4.6(d), until the time that the approval of the Company Proposals is obtained, (i) the Company's Board of Directors shall recommend that the Company's stockholders vote in favor of approving and adopting this Agreement and the Merger; (ii) any materials initially provided to the holders of the Company's capital stock in connection with efforts to secure the consent in favor of approving and adopting this Agreement and the Merger or in connection with any Stockholders' Meeting, if any, and, at the request of the Parent, any follow-up materials, shall include a statement to the effect that the Company's Board of Directors has recommended that the Company's stockholders vote in favor of approving and adopting this Agreement and the Merger; and (iii) neither the Company's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Parent, the recommendation of the Company's Board of Directors that the Company's stockholders vote in favor of approving and adopting this Agreement and the Merger. Within seventy-two (72) hours of the written request of the Parent, the Company's Board of Directors shall re-affirm the recommendation of the Company's Board of Directors that the Company's stockholders vote in favor of or consent to the approval and adoption of this Agreement and the Merger.

               (d) Any information provided by the Company to the holders of the Company's capital stock in connection with the effort to secure the approval of the holders of the Company's capital stock in favor of the Merger and the approval and adoption of this Agreement shall be true and correct in all material respects and not misleading. The Company shall cooperate and provide the Parent (and its counsel) with a reasonable opportunity to review any such information and comment thereon prior to the distribution of any such information to the holders of the Company's capital stock, and will provide the Parent with a copy of all such distributions (it being understood that provision of a copy of this Agreement and the financial statements of the Company is hereby agreed to). If at any time prior to the Stockholders' Meeting or the date of the written consent of stockholders of the Company concerning this Agreement and the Merger, any information regarding the Parent is determined by the Parent to be required to be set forth in a supplement to the Company Disclosure Statement, the Parent shall promptly inform the Company of such information.

         Section 4.4 Access; Information. Prior to the Effective Time, the Company shall afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent, reasonable access during normal business hours with prior notice to all the Company's properties, books, contracts, commitments and records and to all employees, financial advisors, legal advisors and accountants of the Company and, during such period, the Company shall furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities or blue sky laws or the DGCL and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request. Access shall include the right to conduct such environmental studies as the Parent, in its discretion, shall deem appropriate. Unless otherwise required by law or in order to comply with disclosure requirements applicable to the Company Disclosure Document, each Party agrees to hold in confidence all material non-public information so acquired in accordance with the terms of the Confidentiality Agreement dated December 9, 2003 between the Parent and the Company (the "Confidentiality Agreement").

         Section 4.5 Notification of Certain Matters. Each Party shall promptly deliver to the other Parties hereto written notice of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such Party, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.5 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         Section 4.6 No Other Negotiations.

               (a) Neither the Company nor any of its Subsidiaries or Affiliates shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company, each of its Subsidiaries and Affiliates, including investment bankers, attorneys and accountants, not
to) (i) directly or indirectly, encourage, solicit or facilitate any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in or initiate discussions or negotiations concerning, or provide any information to, any person or group (other than the Parent or its representatives) relating to, an Acquisition Proposal; or (iii) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 4.6(d)). As used in this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer to acquire, directly or indirectly, any part of the business or properties of the Company or any of its Subsidiaries or any capital stock of the Company or any of its Subsidiaries, whether by sale of assets, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transactions involving the Company or any of its Subsidiaries.

               (b) As promptly as practicable after the receipt of any Acquisition Proposal or any request for nonpublic information or other inquiry that could reasonably lead to an Acquisition Proposal, the Company shall provide the Parent with oral and written notice of the material terms and conditions of such inquiry, proposal, offer or request, and the identity of the person or group making any such inquiry, proposal, offer or request. After receipt of any such inquiry, proposal, offer or request, the Company shall continue to provide the Parent as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep the Parent informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such inquiry, proposal, offer or request.

               (c) Notwithstanding anything to the contrary in this Agreement, if, at any time prior to approval of the Merger and the approval and adoption of this Agreement by the stockholders of the Company, the Company's Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law, the Company may, in response to a Superior Proposal that was not solicited by it or that did not otherwise result from a breach of this Section 4.6, and subject to providing five (5) business days' prior written notice of its decision to take such action to the Parent and compliance with Section 4.6(b), (i) furnish information with respect to the Company and any of its Subsidiaries to any person making a Superior Proposal pursuant to a confidentiality agreement containing terms no less favorable to the Company than the Confidentiality Agreement and (ii) participate in discussions or negotiations regarding such Superior Proposal. As used in this Agreement, "Superior Proposal" means any inquiry, proposal or offer made by a third party to acquire, directly or indirectly, including pursuant to a sale of assets, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than fifty percent (50%) of the combined voting power of the Company Common Stock then outstanding or all or substantially all the assets of the Company and its Subsidiaries and otherwise on terms which the Company's Board of Directors determines in its good faith judgment (after receipt of (y) an opinion of a financial advisor of nationally recognized reputation that the such proposal is superior, from a financial point of view, to the Merger and (z) an opinion from independent legal counsel to the Company that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company's Board of Directors to violate its fiduciary duties to the stockholders of the Company under applicable law), to be more favorable to the stockholders of the Company than the Merger and which is not subject to the receipt of any necessary financing or which, in the good faith judgment of the Company's Board of Directors, is reasonably capable of being obtained by such third party.

               (d) In response to the receipt of a Superior Proposal, the Company's Board of Directors may withhold, withdraw, amend or modify its recommendation in favor of the approval and adoption of this Agreement and the Merger by the stockholders of the Company (any of the foregoing actions, whether by the Company's Board of Directors or a committee thereof, a "Change of Recommendation"), if (i) the Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal; (ii) the Company's Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; and (iii) the Company shall have complied with subsections (a), (b) and (c) of this Section
4.6 and shall not have breached in any material respect any of the provisions of Sections 4.2 and 4.3. Nothing in this Section 4.6 shall be deemed to (y) affect any obligation of the Company under this Agreement or (z) limit the Company's obligation to call, give notice of, convene and hold the Stockholders' Meeting in accordance with Section 4.3(b), regardless of whether the Company's Board of Directors has affected a Change of Recommendation.

               (e) The Company shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so except as otherwise required pursuant to the Company Charter Documents or applicable provisions of the DGCL relating to the rights of stockholders to call meetings of stockholders. Notwithstanding anything to the contrary in this Agreement, the Company's Board of Directors shall be permitted to take such action so as to comply with its duties of disclosure and candor to its stockholders under applicable law.

         Section 4.7 Directors' and Officers' Insurance and Indemnification.

               (a) For three (3) years after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless each present and former officer and director of the Company and each person who becomes an officer or director of the Company prior to the Effective Time (each, a "Former Officer or Director") against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not be unreasonably withheld) arising out of actions or omissions occurring prior to the Effective Time to the fullest extent required under the Company Charter Documents, as in effect at the date hereof, or, if greater, to the fullest extent permitted under the DGCL, as amended and in effect from time to time; provided that in the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

               (b) The Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance for a period of not less than three (3) years after the Effective Date; provided that the Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to each Former Officer or Director to which such insurance applies; provided, further, that in no event shall the Parent or the Surviving Company be required to pay aggregate premiums for insurance under this Section 4.7(b) in excess of one hundred and fifty percent (150%) of the aggregate premiums paid by the Company in 2003 on an annualized basis for such purpose; provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 4.7(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of one hundred and fifty percent (150%) of the aggregate premiums paid by the Company in 2003 on an annualized basis for such purpose.

         Section 4.8 Company Debt. Prior to the Closing Date, the Company shall take all action necessary such that on the Closing Date the Company shall have no Company Debt. As used in this Agreement, "Company Debt" means any of the following (without duplication) with respect to the Company and any of its Subsidiaries: (a) all indebtedness for borrowed money, but excluding obligations to trade creditors incurred in the Ordinary Course of Business that are not overdue by more than six (6) months; (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety, appeal and performance bonds, whether or not matured; (c) all liabilities or obligations evidenced by notes, bonds, debentures or similar instruments; (d) any contractual obligation, contingent or otherwise, to pay or be liable for the payment of any indebtedness, liability or obligation described in this definition of another person, including any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase such indebtedness, liability or obligation or to provide funds for the payment or discharge thereof; (e) any liability or obligation relating to or arising out of (i) the redemption of any shares of Company Preferred Stock and (ii) any dividends, interest or other payments owed or owing on any shares of Company Preferred Stock; (f) all obligations under capitalized leases; and (g) all liabilities or obligations with respect to Transaction Payments.

         Section 4.9 Certain Actions. Prior to the Closing Date, the Company shall (i) if not provided prior to the date hereof, provide to the United States Bankruptcy Court for the Northern District of California, in which Hoetron, Inc. has filed a petition for relief pursuant to Title 11, Chapter 7 of the United States Bankruptcy Code, an election to retain the Company's rights under the Agreement between the Company and Hoetron, Inc., dated April 28,1999, as amended by the amendment thereto dated February 9, 2001 (the "Hoetron Agreement"), or (ii) have entered into a definitive agreement, approved by the trustee in the bankruptcy case, to acquire the Patents owned by Hoetron and subject to the Hoetron Agreement.

         Section 4.10 Certain Tax Matters. (a) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes for the Pre-Closing Period shall be determined based on an interim closing of the Company's books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time), except that Taxes (such as real or personal property Taxes) imposed on a periodic basis shall be allocated on a daily basis. Prior to the Closing, the Parent and the Company shall agree on the estimated amount of unpaid Taxes of, or payable by or with respect to, the Company and each of its Subsidiaries for the Pre-Closing Period, which estimated amount shall be allocated to the Company (the "Pre-Closing Tax Amount"). The Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries that are or are required to be filed after the Closing Date and shall provide a copy to the Representative of any Tax Return in respect of the Pre-Closing Period.

               (b) Subject to the provisions below, any Tax refunds that are received by Parent or the Company and it Subsidiaries prior to the first anniversary of the Closing Date, and any amounts credited against Tax to which Parent or the Company and its Subsidiaries becomes entitled prior to the first anniversary of the Closing Date, that relate to the Pre-Closing Period shall be for the account of the holders of Company Common Stock and Options immediately prior to the Effective Time to the extent that any such Tax refund or credit exceeds the specific accrual for such Tax refund or credit set forth on the Balance Sheet, and Parent shall pay over to the Representative any such excess refund or the amount of any such excess credit within fifteen (15) days after the first anniversary of the Closing Date; provided that any Tax refunds received by Parent or the Company and its Subsidiaries, and any amounts credited against Tax to which the Parent or the Company and its Subsidiaries becomes entitled, directly or indirectly relating to or arising out of any deductions attributable to or resulting from the conversion of Options pursuant to Section 1.9 hereof shall be for the account of Parent or the Company; provided, further, that to the extent that an indemnification obligation of the Indemnitors (as defined below) to the Indemnitees (as defined below) pursuant to Section 6.1 has not been paid as of the first anniversary of the Closing Date), then (i) any such excess refund or the amount of any such excess credit shall, to the extent of the amount of any such unpaid indemnification obligation, be for the account of Parent or the Company and Parent shall, to the extent of the amount of any such unpaid indemnification obligation, not be required to pay over any such excess refund or the amount of any such excess credit to the Representative (or the holders of Company Common Stock or Options immediately prior to the Effective Time) and (ii) any such excess refund or the amount of any such excess credit shall, to the extent of the amount of any such unpaid indemnification obligation, be offset against and reduce the amount of any such unpaid indemnification obligation.

         Section 4.11 Individual Promissory Notes. The Company shall require each holder of Options electing to pay for the exercise price of Options held by such person pursuant to an Individual Promissory Note (the holder of such Options to be debtor under the Individual Promissory Note) to enter into an Individual Promissory Note in a form previously consented to in writing by Parent and that provides by its terms that the Individual Promissory Note may be paid in full or in part, at the sole option of the Company, by set off of the full amount of such Individual Promissory Note against the portion of the Merger Consideration to which the debtor of such Individual Promissory Note is entitled in the Merger. The Company shall also require a pledge of the shares of Company Common Stock acquired by such debtor upon the exercise of Options for which the Individual Promissory Note was delivered to secure the payment of the Individual Promissory Note. The Company shall not accept an Individual Promissory Note as payment for the aggregate exercise price of the Options on the date hereof without obtaining the prior written consent of the Parent as to the form of such note (which consent shall not be unreasonably withheld or delayed.

         Section 4.12 Warranty Recovery.

               (a) Schedule 4.12 sets forth an example of the measurement and calculation (in accordance with procedures implemented by the Company and agreed to by Parent prior to the Closing Date) of the Company's Actual Warranty Cost for the fiscal quarter stated therein (for any fiscal quarter, the "Actual Warranty Cost"), the average quarterly revenues of the Company for the preceding twelve (12) months (including such fiscal quarter) for the fiscal quarter stated therein (for any fiscal quarter, the "Average Revenues") and the Quarterly Warranty Cost Percentage for such fiscal quarter, which is the quotient, expressed as a percentage, of (i) such Actual Warranty Cost, divided by (ii) such Average Revenues.

               (b) For each of the four (4) fiscal quarters (or, if calculation based on a fiscal quarter is impractical, such other period as Parent (with the consent of the Representative, such consent not to be unreasonably withheld) shall agree) ending immediately following the Closing Date but at least five (5) business days prior to the one year anniversary of the Closing Date (each a "Testing Period"), the Parent (in consultation with the Representative) shall calculate the Actual Warranty Cost incurred during such Testing Period, determined in a manner consistent with the measurements and calculations set forth in Schedule 4.12. Notwithstanding the foregoing, the determination of Actual Warranty Cost and Excess Warranty Cost (as defined below) shall only be determined with respect to those types of products that were designed, manufactured, shipped, sold, marketed or distributed by the Company or its Subsidiaries prior to the Closing Date or that, on the Closing Date, were planned to be designed, manufactured, shipped, sold, marketed or distributed by the Company or its Subsidiaries within six months after the Closing Date (collectively, "Products").

               (c) If, as of the final Testing Period, the quotient of (i) the sum of all Actual Warranty Costs for such four Testing Periods, divided by
(ii) the sum of the Average Revenues for such four Testing Periods (such quotient, the "Actual Warranty Cost Percentage") exceeds 1.5%, then Parent shall be entitled to recover from the Escrow Fund the amount (the "Excess Warranty Cost") equal to the product of (A) the difference between (1) the Actual Warranty Cost Percentage and (2) 1.5%, multiplied by (B) the sum of all Actual Warranty Costs for such four Testing Periods.

         Section 4.13 Mercury Scrap Recovery.

               (a) Schedule 4.13 sets forth an example of the measurement and calculation (in accordance with procedures implemented by the Company and agreed to by Parent prior to the Closing Date) of the cost of all destroyed or unusable parts relating from the Company's manufacture of Products in the Mercury product line (the "Actual Mercury Scrap") for the fiscal quarter stated therein, the aggregate standard cost of goods sold ("Mercury COGS") for all Products in the Mercury product line sold during such fiscal quarter and the Quarterly Mercury Scrap Percentage for such fiscal quarter, which, for any period, is the quotient, expressed as a percentage, of (i) the Actual Mercury Scrap during such period, divided by (ii) the Mercury COGS during such period.

               (b) For the nine-month period commencing ninety (90) days after the Closing Date and ending at least five (5) business days prior to the one year anniversary of the Closing Date, or such shorter period as the Parent (with the consent of the Representative, which consent shall not be unreasonably withheld) shall mutually agree (the "Scrap Testing Period"), the Parent (in consultation with the Representative) shall calculate the Actual Mercury Scrap incurred during the Scrap Testing Period, determined in a manner consistent with the measurements and calculations set forth in Schedule 4.13.

               (c) If the quotient of (i) the aggregate Actual Mercury Scrap for the Scrap Testing Period, divided by (ii) the aggregate Mercury COGS for the Scrap Testing Period (such quotient, the "Actual Mercury Scrap Percentage") exceeds 5%, then Parent shall be entitled to recover from the Escrow Fund the amount (the "Excess Mercury Scrap") equal to the product of
(A) the difference between (1) the Actual Mercury Scrap Percentage and (2) 5%, multiplied by (B) the aggregate Mercury COGS for the Scrap Testing Period.


                                  ARTICLE V

                     CONDITIONS TO CONSUMMATION OF MERGER

         Section 5.1 Conditions to Each Party's Obligation. The respective obligations of the Parent, the Transitory Subsidiary and the Company to consummate the Merger shall be subject to satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in whole or in part by the Parent, the Transitory Subsidiary or the Company, as the case may be, to the extent permitted by applicable law:

               (a) the Requisite Stockholder Approval shall have been obtained;

               (b) no Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; and

               (c) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

         Section 5.2 Conditions to Obligations of the Parent and the Transitory Subsidiary.

         The obligation of each of the Parent and the Transitory Subsidiary to consummate the Merger shall be subject to satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in whole or in part by Parent and the Transitory Subsidiary to the extent permitted by applicable law:

               (a) the Parent, Transitory Subsidiary and the Company shall have obtained all required Approvals of Governmental Entities and of third parties and effected all required registrations, filings and notices necessary to consummate the Merger (including to enable the Surviving Corporation to conduct its business and to own or lease its properties and assets in substantially the same manner in which such business was previously conducted and such assets and properties were previously owned or leased), except where the failure to obtain any such Approval or effect any such registration, filing or notice would not have a Material Adverse Effect on the Company or a Material Adverse Effect on the Parent;

               (b) each of the representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct in all respects, and each of the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on the date hereof and as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

               (c) the Company shall have performed or complied with its covenants set forth in Section 4.3 and shall have performed or complied in all material respects with its other agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

               (d) no Material Adverse Effect on the Company shall have occurred since the date hereof and be continuing;

               (e) since the date hereof, no change, event, occurrence (or development or threat with respect to a prospective change, event or occurrence) shall have occurred which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on the Company;

               (f) there shall not be pending any suit, action or proceeding by any Governmental Entity or other person (i) seeking the result set forth in
Section 5.1(b) or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company;

               (g) the Company shall have delivered to the Parent a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that the conditions specified in Sections 5.1(a), 5.2(b) and 5.2(c) are satisfied;

               (h) the Parent shall have received a properly executed statement in a form reasonably acceptable to the Parent for the purposes of satisfying the Parent's obligations under Treasury Regulations Section 1.1445-2(c)(3);

               (i) the Parent shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., special counsel to the Company, an opinion addressed to the Parent and dated the Closing Date as to each of the matters set forth in Exhibit E;

               (j) the Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement;

               (k) each of the Company Stockholder Agreements shall have been terminated;

               (l) the holders of at least seventy five percent (75%) of the then issued and outstanding shares of Company Common Stock shall have approved the acceleration of vesting of the Options by the Company;

               (m) the Company shall have no Company Debt; and

               (n) all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Parent.

         Section 5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger shall be subject to satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

               (a) each of the representations and warranties of the Parent and the Transitory Subsidiary contained in this Agreement that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct in all respects, and each of the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on the date hereof and as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

               (b) each of the Parent and the Transitory Subsidiary shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

               (c) the Parent shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 5.3(a) and 5.3(b) is satisfied;

               (d) the Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement; and

               (e) all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Company.

         Section 5.4 Taxes Relating to the Transactions Contemplated by this Agreement.

         All sales, use, transfer, filing, conveyance, recording, stamp registration and other such similar Taxes and fees, including all applicable real estate transfer Taxes and recording fees and stock transfer Taxes (collectively, "Transfer Taxes"), imposed in connection with the Merger, regardless of against whom such Transfer Taxes are assessed, shall be borne by the holders of Company Common Stock immediately prior to the Effective Time.


                                  ARTICLE VI

                                INDEMNIFICATION

         Section 6.1 Indemnification.

               (a) The Company, on behalf of each holder of Company Common Stock and each holder of an Option, in each case immediately prior to the Effective Time (collectively, the "Indemnitors"), hereby agrees that subsequent to the Closing the Indemnitors shall severally (and not jointly) indemnify the Surviving Corporation and the Parent, and their respective officers, directors, employees, agents, representatives and Affiliates (collectively, the "Indemnitees"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities (including any liabilities for Taxes), judgments, deficiencies, costs and expenses (including amounts paid in settlement (including license fees or royalties), interest, court costs, costs of investigators, reasonable fees and expenses of attorneys and accountants and other expenses of litigation) incurred or suffered by any of the Indemnitees (collectively, "Damages") resulting from, relating to or in connection with (i) any inaccuracy in, or misrepresentation or breach of, any representation or warranty of the Company contained in this Agreement, or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement; (ii) any breach of or failure to perform any covenant or agreement of the Company contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement; (iii) any Company Fees not taken into account in determining the Closing Consideration;
(iv) any Company Debt not taken into account in determining the Closing Consideration; (v) any Excess Warranty Cost; (vi) any Excess Mercury Scrap;
(vii) any Taxes of, or payable by or with respect to, the Company and each of its Subsidiaries for all taxable periods or portion thereof ending on or before the close of business on the Closing Date (the "Pre-Closing Period") to the extent that any such Tax exceeds the specific amounts for such Tax taken into account in the computation of the Pre-Closing Tax Amount, and (viii) any claim, suit, action or proceeding against the Company or any Company Subsidiary asserting that the manufacture, use or sale of any Product by the Company or any Subsidiary of the Company (or Parent or any of its affiliates) infringes any patent of any third party; provided, that indemnification pursuant to this Section 6.1(a)(viii) shall not apply to any portion of such claims, suit, actions, or proceedings that do not pertain to such patent infringement. Notwithstanding anything to the contrary in this Agreement, for purposes of this Article VI, in determining the existence of any inaccuracy in, or misrepresentation or breach of, any representation, warranty, covenant or agreement by the Company and the amount of any Damages, no effect shall be given to any qualification as to Material Adverse Effect.

               (b) The Escrow Fund shall secure the indemnification obligations of the Indemnitors to the Indemnitees. For purposes of determining the reduction (i) in the amount of Merger Consideration payable to each person that, as of immediately prior to the Effective Time, was a holder of Company Common Stock and (ii) in the amount of cash payable to each person that, as of immediately prior to the Effective Time, was a holder of an Option, in each instance in accordance with the applicable provisions of Article I, each of such persons will be deemed to have contributed his, her or its Pro Rata Portion of the Escrow Fund to be governed under the terms set forth in this Agreement and in the Escrow Agreement. As used in this Agreement, "Pro Rata Portion" shall mean, with respect to each person that was a holder of Company Common Stock and each person that was a holder of an Option, in each instance as of immediately prior to the Effective Time, the quotient obtained by dividing (y) the total number of shares of Company Common Stock (assuming that, with respect to each Option, such person holds an amount of shares of Company Common Stock equal to the Option Spread Share Equivalent (as defined below)) held by such person as of immediately prior to the Effective Time by
(z) the sum of (1) the number of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (2) the total number of shares of Company Common Stock (assuming that the holders of all Options hold an amount of shares of Company Common Stock equal to the aggregate Options Spread Share Equivalent) held by all holders of Company Common Stock and all holders of Options as of immediately prior to the Effective Time. As used in this Agreement, "Option Spread Share Equivalent" means, for each Option, the number, expressed in terms of shares of Company Common Stock, which would result from dividing the Aggregate Option Spread with respect to such Option by the Per Share Cash Consideration, rounding the result down to the nearest whole share.

               (c) Notwithstanding anything to the contrary in this Agreement, no investigation (including any environmental investigation or assessment) by, or furnishing of information to, or any knowledge acquired by, the Parent or the Transitory Subsidiary shall affect the right of the Parent and the Transitory Subsidiary to rely on the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement, or to seek indemnification under this Article VI.

               (d) As a term of the Merger, the Indemnitors acknowledge that their indemnification obligations hereunder are solely in their capacity as former holders of shares of capital stock of the Company and former holders of Options, as applicable, and, accordingly, the indemnification obligations in this Article VI shall not entitle any current or former officer, director or employee of the Company or any of its Subsidiaries to any indemnification from the Company pursuant to the Charter Documents or any agreement with the Company.

               (e) All indemnification payments made by an Indemnitor to an Indemnitee pursuant to this Agreement shall, to the maximum extent permitted by applicable law, be treated for all Tax purposes as an adjustment to the Merger Consideration.

         Section 6.2 Method of Asserting Claims.

               (a) An Indemnitee shall give prompt written notice to the Representative, as agent for the Indemnitors, with a copy to the Escrow Agent of any claim or event known to it which gives rise or, in its reasonable judgment, may give rise to a claim for indemnification hereunder by the Indemnitee against the Indemnitors; provided that the failure of any Indemnitee to give notice as provided in this Section 6.2 shall not relieve the Indemnitors of their obligations under this Article VI, except to the extent that such failure has materially and adversely affected the rights of the Indemnitors. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a Party (a "Third-Party Claim"), the Indemnitee shall also give the Representative, as agent for the Indemnitors, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by the Indemnitee.

               (b) Except as otherwise provided in Section 6.2(c), the Indemnitees shall be entitled to control the defense of any Third-Party Claim; provided, however, that the Representative, as agent for the Indemnitors, may elect, at the Indemnitors' own cost and expense, to participate in any Third-Party Claim; provided, further, however, that neither the Representative nor any Indemnitor shall take any action with respect to such Third-Party Claim before consulting with, and receiving the consent of, each Indemnitee involved. If the Representative, as agent for the Indemnitors, elects to participate in a Third-Party Claim, the Representative shall, within thirty
(30) days of its receipt of the notice provided pursuant to Section 6.2(a) (or sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnitee of its intent to do so. The Representative and each Indemnitor shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Indemnitee shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the Representative, as agent for the Indemnitors, which consent shall not be unreasonably withheld.

               (c) If the Indemnitee elects not to compromise or defend against a Third-Party Claim, the Representative, on behalf of the Indemnitors shall pay, compromise or defend such Third-Party Claim at the Indemnitors own cost and expense. The Representative shall, within ten (10) days (or sooner, if the nature of such Third-Party Claim so requires), notify the Indemnitee of its intent to pay, compromise or defend such Third-Party Claim, and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Indemnitors shall be responsible for the payment of the Indemnitees' costs and expenses incurred in connection with such cooperation, and such costs and expenses shall constitute Damages incurred or suffered by the Parent within the meaning of Section 6.1(a). Neither the Representative nor any Indemnitor shall consent to entry of any judgment or enter into any settlement without the prior written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim; provided that the Representative shall not be entitled to settle any claim, action, suit or proceeding brought by a Taxing Authority in respect of Taxes for any Pre-Closing Period that would have the effect of materially decreasing the Surviving Corporation's deductions for credits or materially increasing the Surviving Corporation's taxable income for any taxable year or period subsequent to the Pre-Closing Period without the prior written consent of the Parent, which consent shall not be unreasonably withheld. After notice from the Representative, as agent for the Indemnitors, to an Indemnitee of its election to assume the defense of a Third-Party Claim, the Indemnitors shall not be liable to such Indemnitee under this Article VI for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall have the right to employ one counsel of its choice to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and the Indemnitors exists in respect of such claim, or if there is a reasonable likelihood that a Third-Party Claim may have a Material Adverse Effect on an Indemnitee, and in that event the reasonable fees and expenses of such separate counsel shall be the responsibility of the Indemnitors (and shall constitute Damages incurred or suffered by the Parent within the meaning of Section 6.1(a).

         Section 6.3 Survival. (a) The representations, warranties, covenants and agreements of the Company set forth in this Agreement, or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement, shall survive the Closing and shall continue until, except as provided in clause (b) of this Section 6.3, the first anniversary of the Effective Time.

               (b) Notwithstanding Section 6.3(a), the representations, warranties, covenants and agreements of the Company in this Agreement or in any agreement, schedule, certificate, instrument or document delivered pursuant to this Agreement shall survive the Closing until (i) the close of business on the third anniversary of the Closing Date with respect to matters covered by Section 6.1(a)(viii); and (ii) indefinitely with respect to matters covered by Section 6.1(a)(iii), and Section 6.1(a)(iv).

               (c) Notwithstanding the immediately preceding clauses, this
Section 6.3 shall not limit, terminate or impair any covenant or agreement of the Parties which by its terms contemplates performance after the first anniversary of the Closing. Notwithstanding anything to the contrary in this Agreement, for purposes of this Article VI, if a claim for indemnification is made before the expiration of the periods of survival set forth in this
Section 6.3, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive for the period of time necessary for purposes of the resolution of such claim.

         Section 6.4 Limitations. Except as otherwise expressly provided this Agreement, the Indemnitors shall not be liable under this Article VI in respect of matters for which indemnification is provided under Section 6.1(a)(i) or Section 6.1(a)(ii) unless and until the aggregate amount of Damages incurred or suffered by Indemnitees exceeds $100,000 (at which point the Indemnitors shall become liable for the entire amount of such Damages). In no event, however, shall the Indemnitors in the aggregate be liable to indemnify the Indemnitees for an aggregate amount exceeding the value of the Escrow Fund, and, if the Merger is consummated as contemplated herein, (a) the Indemnitees' sole recourse in respect of a claim for Damages for which indemnification is available under this Article VI shall be the indemnification provisions of this Article VI and (b) the Indemnitees' sole recourse under this Article VI in respect of matters for which indemnification is provided under Section 6.1(a) (other than 6.1(a)(iii) and 6.1(a)(iv)) shall be to the Escrow Fund; provided, however, that nothing in this Article VI shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which the Parent may be entitled as a result of actual fraud or intentional misrepresentation by the Company or any of its officers, directors or stockholders.

         Section 6.5 The Representative.

               (a) The Company, on behalf of each Indemnitor, hereby authorizes, directs and appoints Donald K. Mitchell to act as sole and exclusive agent, attorney-in-fact and representative of the Indemnitors for purposes of this Agreement and the Escrow Agreement (the "Representative"), and authorizes and directs the Representative to (i) take any and all actions (including executing and delivering any documents and making any and all determinations) which may be required or permitted by this Agreement or the Escrow Agreement to be taken by the Indemnitors or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder and under the Escrow Agreement in connection with the transactions contemplated hereby and thereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. By virtue of the approval and adoption of this Agreement by the requisite vote of the stockholders of the Company, each holder of Company Common Stock and each holder of an Option (other than such holders, if any, holding Dissenter's Shares) shall be deemed to have agreed to appoint Donald K. Mitchell as the Representative for and on behalf of Indemnitors. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent with this Section 6.5 shall be absolutely and irrevocably binding on each Indemnitor as if such Indemnitor personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Indemnitor's individual capacity. Notwithstanding any other provision of this Agreement, if the Closing occurs, then with respect to the matters covered by Article VI (y) each of the Indemnitors irrevocably relinquishes such Indemnitor's right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 7.5(b) below, and (z) no Indemnitor shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company, the Parent or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Agreement and the Escrow Agreement.

               (b) The Representative shall serve as Representative until his resignation, removal from office, incapacity or death; provided, however, that the Representative shall not have the right to resign without (i) prior written notice to the Indemnitors and (ii) picking a successor reasonably satisfactory to the Parent to serve until a successor thereto is elected by the Indemnitors. The Representative may be removed at any time, and a successor representative, reasonably satisfactory to the Parent, may be appointed, pursuant to written action by Indemnitors who, immediately prior to the Effective Time, held shares of Company Common Stock and/or Option convertible into Company Common Stock constituting sixty six and two-thirds percent (66 2/3%) or more of all such shares and shares underlying Options then outstanding. Any successor to the Representative shall, for purposes of this Agreement and the Escrow Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "Representative" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement and the Escrow Agreement.

               (c) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify the Parent after retaining any such person. The Representative shall be entitled to reimbursement by the Parent of his or her reasonable out-of-pocket expenses including the reasonable, documented fees and expenses incurred by the Representative for payment to, or in connection with, the retention of such counsel, consultants or other advisors, not to exceed $200,000 in the aggregate, incurred in the performance of his duties under this Agreement and the Escrow Agreement, respectively. All expense reimbursements provided to the Representative by the Parent shall constitute Damages incurred or suffered by the Parent within the meaning of Section 6.1(a) hereof.

               (d) The provisions of this Section 6.5 shall in no way impose any obligations on the Parent (other than those set forth in paragraph (c) above). In particular, notwithstanding any notice received by the Parent to the contrary (except any notice of the appointment of a successor Representative approved by the Parent in accordance with paragraph (b) of this
Section 6.5), the Parent (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the Indemnitors with respect to, and shall be indemnified by the Indemnitors from and against all liability arising out of (any such indemnifiable amounts constituting Damages within the meaning of Section 6.1(a)) actions, decisions and determinations of the Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Indemnitors.

               (e) The Representative shall not be liable to the Indemnitors for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Indemnitors.


                                 ARTICLE VII

                                  TERMINATION

         Section 7.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Effective Time (except where specifically provided otherwise, whether before or after the Requisite Stockholder Approval shall have been obtained) as provided below:

               (a) this Agreement may be terminated by the mutual written consent of the Parent and the Company;

               (b) this Agreement may be terminated by either the Parent or the Company, if the Merger shall not have been consummated before September 30, 2004 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure constitutes a breach of a representation, warranty, covenant or agreement set forth in this Agreement);

               (c) the Parent may terminate this Agreement by giving written notice to the Company (i) in the event the Company shall have breached Section
4.3 or Section 4.7 or (ii) in the event the Company shall have breached any representation, warranty, covenant or agreement set forth herein which would permit the Parent, pursuant to Section 5.2(b) or Section 5.2(c), not to consummate the Merger, and the Company fails to cure such breach within ten
(10) business days after notice of such breach is given to the Company by the Parent;

               (d) the Company may terminate this Agreement by giving written notice to the Parent in the event the Parent or the Transitory Subsidiary shall have breached any representation, warranty, covenant or Agreement set forth herein which would permit the Company, pursuant to Section 5.3(a) or
Section 5.3 (b), not to consummate the Merger, and the Parent fails to cure such breach within ten (10) business days after notice of such breach is given to the Parent by the Company;

               (e) the Parent or the Company may terminate this Agreement by giving written notice to the other at any time after the stockholders of the Company have held a stockholders meeting and voted on whether to approve and adopt this Agreement and the Merger, if such vote to approve and adopt this Agreement and the Merger failed to obtain the Requisite Stockholder Approval; provided that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to the Company where the failure to obtain the Requisite Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of a representation, warranty, covenant or agreement set forth in this Agreement.

               (f) the Parent or the Company may terminate this Agreement by giving written notice to the other if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing, restraining, enjoining, restricting or otherwise prohibiting the consummation of the Merger and such injunction or action shall become final and nonappealable;

               (g) the Parent may terminate this Agreement by giving written notice to the Company if a Material Adverse Effect on the Company shall have occurred since the date hereof and be continuing; or

               (h) the Parent may terminate this Agreement by giving written notice to the Company at any time prior to the approval and adoption of this Agreement and the Merger by the Requisite Stockholder Approval if (i) the Company's Board of Directors shall have failed to recommend the approval and adoption by the Company's stockholders of (or withdrawn, amended or modified in a manner adverse to the Parent its recommendation that the Company's stockholders approve and adopt) this Agreement and the Merger, or (ii) the Company's Board of Directors shall have approved or recommended any Acquisition Proposal.

         Section 7.2 Effect of Termination. If the Parent or the Company terminates this Agreement pursuant to Section 7.1, the Merger shall be deemed abandoned and all obligations of the Parties hereunder shall terminate, except
(i) as set forth in this Section 7.2, Section 7.3, Article IX and the Confidentiality Agreement, each of which shall survive any such termination and the Parties' respective rights and obligations in respect thereof shall remain in full force and effect, and (ii) nothing herein shall release any Party from liability for any willful breach of this Agreement prior to termination.

         Section 7.3 Option to Elect Certain Remedies. Without limitation of the Parent's right to terminate this Agreement as provided in Section 7.1, the Parent's right to obtain specific performance and other equitable relief under applicable law or the Parent's rights under Section 9.12, if the Parent is entitled to terminate this Agreement pursuant to Section 7.1, the Parent shall have the option either (a) to terminate this Agreement or (b) subject to satisfaction or waiver of the conditions set forth in Article V, proceed with the consummation of the Merger; and, in the event the Parent elects to proceed under this Section 7.3(b), the Company hereby agrees that, subject to satisfaction or waiver of the conditions set forth in Article V, the Parent shall be entitled to specific performance and other appropriate equitable relief to effect the Merger; provided, however, that this Section 7.3 shall have no effect on the Parent's rights to indemnification under Article VI.


                                 ARTICLE VIII

                                  DEFINITIONS

         Section 8.1 Index to Defined Terms. Each of the following terms is defined in the Section of this Agreement indicated below.

         Defined Term                                 Section

         Actual Mercury Scrap                         4.13
         Actual Mercury Scrap Percentage              4.13
         Actual Warranty Cost                         4.12
         Actual Warranty Cost Percentage              4.12
         Acquisition Proposal                         4.6(a)
         Affiliate                                    9.7(a)
         Aggregate Option Spread                      1.9(a)
         Agreement                                    9.7(b)
         Approval                                     4.2(a)
         Balance Sheet                                2.7
         Business                                     2.12(a)(i)
         Business Combination                         2.15(a)(viii)
         Bylaws                                       2.1(b)
         Certificate of Incorporation                 2.1(b)
         Certificate of Merger                        1.1
         Certificates                                 1.6(c)
         Change of Recommendation                     4.6(d)
         Class A Preferred Stock                      2.2(a)
         Class B Preferred Stock                      2.2(a)
         Closing                                      1.2
         Closing Consideration                        1.5(a)(i)
         Closing Date                                 1.2
         Code                                         1.6(d)
         Company                                      Preamble
         Company Charter Documents                    2.1(b)
         Company Common Stock                         Recitals
         Company Debt                                 4.8
         Company Disclosure Statement                 2.28
         Company Fees                                 9.12(a)
         Company Preferred Stock                      2.2(a)
         Company Stockholder Agreements               2.2(e)
         Confidentiality Agreement                    4.4
         Contract                                     2.15(f)
         Copyrights                                   2.12(a)(ii)
         Damages                                      6.1(a)
         DGCL                                         Recitals
         Disclosure Schedule                          Article II Introduction
         Dissenting Shares                            1.7(a)
         Effective Time                               1.1
         Employee Benefit Plan                        2.20(a)
         Environmental Claim                          2.21(i)
         Environmental Law                            2.21(i)
         ERISA                                        2.20(a)
         ERISA Affiliate                              2.20(a)
         Escrow Agent                                 1.3
         Escrow Agreement                             1.3
         Escrow Fund                                  1.8(a)
         Excess Mercury Scrap                         4.13
         Excess Warranty                              4.12
         Exchange Agent                               1.6(a)
         Exchange Fund                                1.6(b)
         Financial Statements                         2.7
         Foreign Benefit Plan                         2.20(l)
         Former Officer or Director                   4.7(a)
         GAAP                                         2.7
         Governmental Entity                          2.5
         Hazardous Materials                          2.21(h)
         Hoetron Agreement                            4.9
         HSR Act                                      2.5
         Indemnitees                                  6.1(a)
         Indemnitors                                  6.1(a)
         Individual Promissory Note                   1.9(a)
         Intellectual Property                        2.12(a)(ii)
         IRS                                          2.9(k)
         Knowledge                                    9.7(c)
         Lease                                        2.14
         Material Contracts                           2.15(d)
         Material Adverse Effect                      9.7(d)
         Mercury COGS                                 4.13
         Merger                                       Recitals
         Merger Consideration                         1.5(a)(ii)
         Option                                       1.9(a)
         Option Spread Share Equivalent               6.1(b)
         Ordinary Course of Business                  2.8
         Parent                                       Preamble
         Parent Fees                                  9.12(a)
         Parties                                      Preamble
         Patents                                      2.12(a)(ii)
         Per Share Cash Consideration                 1.5(a)(iii)
         Permits                                      2.23
         Person                                       9.7(e)
         Pre-Closing Period                           6.1(a)
         Product                                      4.12
         Pro Rata Portion                             6.1(b)
         Real Property                                2.11(a)
         Representative                               6.5(a)
         Requisite Stockholder Approval               2.4
         Scrap Testing Period                         4.13
         Security Interest                            2.5
         Software                                     2.12(a)(ii)
         Stockholders' Meeting                        4.3(b)
         Straddle Period                              4.10
         Subsidiary                                   2.6(c)
         Superior Proposal                            4.6(c)
         Surviving Corporation                        1.1
         Tax Return                                   2.9(p)
         Taxes                                        2.9(p)
         Taxing Authority                             2.9(p)
         Testing Period                               4.12
         Third Party Claim                            6.2(a)
         Trade Secrets                                2.12(a)(ii)
         Trademarks                                   2.12(a)(ii)
         Transaction Payments                         2.20(j)
         Transfer Taxes                               5.4
         Transitory Subsidiary                        Preamble
         Voting Agreement                             Recitals
         Voting Debt                                  2.2(c)


                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Further Assurances. Each of the Parties agrees to use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and to enable the Parent to enjoy after the Closing the rights and benefits currently enjoyed by the Company in the operation of the business conducted by or in respect of the Company prior to the Closing.

         Section 9.2 Press Releases and Announcements. No Party shall issue any press release or announcement or make any disclosure to any other person (other than its counsel, financial advisors and accountants) relating to the subject matter of this Agreement without the prior written approval of the Parent and the Company; provided, however, that the Parent may make any public disclosure it believes in good faith is required by applicable law, regulation, legal process or the requirements of any stock market on which the Parent's common stock is listed or quoted (in which case the Parent shall advise the Company of such disclosure and provide it with a copy of such disclosure).

         Section 9.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties, the Representative (with respect only to Article VI) and the Indemnitees (with respect to Article VI) and their respective successors and permitted assigns.

         Section 9.4 Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein), together with the Voting agreement, constitute the entire agreement among the Parties and supersedes all other prior understandings, agreements or representations by or among the Parties, both written or oral, that may have related in any way to the subject matter hereof.

         Section 9.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to another Affiliate.

         Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 9.7 Interpretation.

               (a) "Affiliate" means each director, executive officer and holder of more than 10% of outstanding capital stock (on an as-converted to common stock basis) of a person.

               (b) "Agreement" means this Agreement and Plan of Merger, together with the schedules and exhibits hereto.

               (c) An individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or such individual could reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of performing the duties or functions of such individual's job or position, and (ii) the Company will be deemed to have "Knowledge" of a particular fact or other matter if any of Donald Mitchell, Ray Sansouci, Marthe Hebner, Donald Grimes, George Doherty or Robert Morganroth has Knowledge of such fact or other matter.

               (d) "Material Adverse Effect" means, when used in connection with any person, any change, event, violation, inaccuracy, circumstance or effect (other than any change, event, violation, inaccuracy, circumstance or effect generally affecting the economy of the United States or the industry in which such person operates, provided that such person is not disproportionably affected in any material respect thereby), individually or in the aggregate, that is reasonably likely to be materially adverse to the business, assets, liabilities, financial condition or results of operations of such person and its Subsidiaries, taken as a whole, or, when such person is a Party, the ability of such Party to consummate the Merger.

               (e) As used herein, the term "person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization or Governmental Entity.

               (f) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (g) When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise clearly indicated to the contrary.

               (h) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

               (i) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, exhibit and schedule references are to the Articles, Sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

               (j) The meaning assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such form, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

               (k) A reference to any Party to this Agreement or any other Agreement or document shall include such Party's successors and permitted assigns.

               (l) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

               (m) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

         Section 9.8 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, or upon receipt of confirmation of delivery of a telecopy, in each case to the intended recipient as set forth below:

          If to the Parent or the
          Transitory Subsidiary:                 Copy to:
          ---------------------                  -------

          GSI Lumonics Inc.                      Skadden, Arps, Slate,
          39 Manning Road                           Meagher & Flom LLP
          Billerica, MA  01821                   One Beacon Street
          Attn:  Chief Financial Officer         Boston, MA  02108
          Telecopy: (978) 663-0044               Attn:  Margaret A. Brown
                                                 Telecopy: (617) 573-4822

          If to the Company:                     Copy to:
          -----------------                      -------

          MicroE Systems Corp.                   Mintz Levin Cohn Ferris Glovsky
          8 Erie Drive                              and Popeo PC
          Natick, MA  01760                      One Financial Center
          Attn: President                        Boston, MA  02111
          Telecopy:  (508) 903-5005              Attn:  Lewis Geffen
                                                 Telecopy: (617) 542-2241

          If to the Representative:              Copy to:
          ------------------------               -------

          Donald K. Mitchell                     Mintz Levin Cohn Ferris Glovsky
                                                    and Popeo PC
                                                 One Financial Center
                                                 Boston, MA 02111
                                                 Attn: Lewis Geffen
                                                 Telecopy: (617) 542-2241

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Nothing in this Section 9.8 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

         Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts, except that the Merger shall be governed by the DGCL.

         Section 9.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

         Section 9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 9.12 Expenses.

               (a) Except as set forth in the Escrow Agreement, Article VI and this Section 9.12, the Parent and the Transitory Subsidiary shall bear their own costs and expenses (including fees and expenses of any broker, investment banker, financial advisor, legal advisor or accountant), whether incurred by them on their behalf, in connection with this Agreement and the transactions contemplated hereby (the "Parent Fees"). Except as set forth in the Escrow Agreement, Article VI and this Section 9.12, the Company and its stockholders shall bear their respective costs and expenses (including fees and expenses of any broker, investment banker, financial advisor, legal advisor or accountant), whether incurred by them or on their behalf, in connection with this Agreement and the transactions contemplated hereby (collectively, the "Company Fees").

               (b) If this Agreement is terminated by the Parent pursuant to
Section 7.1(c), Section 7.1(e) or Section 7.1(h), then (i) immediately upon such termination the Company shall reimburse the Parent and the Transitory Subsidiary in immediately available funds for all Parent Fees and (ii) the Parent and the Transitory Subsidiary shall have any other remedies which may be available to them at law or in equity.

               (c) If this Agreement is terminated by the Company pursuant to
Section 7.1(d), then (i) immediately upon such termination the Parent shall reimburse the Company in immediately available funds for all Company Fees and
(ii) the Company shall have any other remedies which may be available to it at law or in equity.

         Section 9.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 9.14 Time of Essence. Each of the Parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         Section 9.15 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Massachusetts or in Massachusetts state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement under seal as of the date first above written.


                                       GSI LUMONICS INC.


                                       By: /s/ Thomas Swain
                                           ------------------------------------
                                           Name:  Thomas Swain
                                           Title: Vice President, Finance
                                                  and Chief Financial Officer


                                       MOTION ACQUISITION CORPORATION


                                       By: /s/ Thomas Swain
                                           ------------------------------------
                                           Name:  Thomas Swain
                                           Title: Treasurer


                                       MICROE SYSTEMS CORP.


                                       By: /s/ Ray Sansouci
                                           ------------------------------------
                                           Name:  Ray Sansouci
                                           Title: President and Chief Executive
                                                  Officer


                                       Solely for purposes of Article VI:


                                       /s/ Donald K. Mitchell
                                       ----------------------------------------
                                       Donald K. Mitchell, solely in his
                                       capacity as Representative